Exhibit 2.1

EXECUTION

SHARE SWAP AGREEMENT

between

DIODES INCORPORATED

and

LITE-ON SEMICONDUCTOR CORP.

Dated as of August 8, 2019

i

ii

Exhibit AShare Capital on Share Swap Record Date

Exhibit BThird Party Consents of the Company

iii

SHARE SWAP AGREEMENT

THIS SHARE SWAP AGREEMENT (this “Agreement”), dated as of August 8, 2019 (the “Effective Date”), is being entered into by and between:

A.

Diodes Incorporated, a company incorporated and in existence under the laws of the State of Delaware, USA and having its principal place of business at 4949 Hedgcoxe Rd., Suite 200, Plano, Texas, USA (“Buyer”); and

B.

Lite-On Semiconductor Corp., a company incorporated and in existence under the laws of Taiwan with uniform commercial number of 23528103 and having its registered address at 4F. No. 392, Ruiguang Rd., Neihu Dist., Taipei, Taiwan (the “Company”).

Buyer and the Company are hereinafter collectively referred to as the “Parties” and each separately as a “Party”.

RECITALS

WHEREAS, Buyer intends to implement a 100% share swap pursuant to Article 29 of the Taiwan Mergers and Acquisitions Act (the “M&A Act”) with the Company, whereby Buyer will designate a wholly-owned Subsidiary to acquire 100% of the issued and outstanding capital shares of the Company (the “Shares”) for such consideration as further described herein and on the terms and subject to the conditions set forth herein (the “Share Swap”), the Shares will be delisted from the TSE upon the Share Swap Record Date and, following the Share Swap Record Date, the public reporting status of the Company will be withdrawn;

WHEREAS, the Board of Directors of Buyer has approved the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein;

WHEREAS, each of the Special Committee of the Company and the Board of Directors of the Company (the “Company Board”) has determined that the transactions contemplated herein are fair to the Company and its shareholders (the “Company Board Determination”), and the Company Board has approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Share Swap, subject to the approval of the shareholders of the Company (the “Company Shareholders”); and

WHEREAS, as soon as possible after the Effective Date, an extraordinary shareholders meeting (the “Company Shareholders Meeting”) will be convened by the Company to request the approval of the Share Swap from the Company Shareholders.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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Article I
DEFINITIONS

Section 1.1Certain Definitions

.  For purposes of this Agreement:

“Acquisition Proposal” means any proposal, offer or inquiry (whether or not in writing) from any Person or group relating to any (i) acquisition, transfer, lease or license of assets of the Company Group equal to 20% or more of the Company’s consolidated assets, (ii) issuance or acquisition of 20% or more of the outstanding equity securities of the Company (or the issuance or acquisition of other securities convertible into or exchangeable for equity securities of the Company representing 20% or more of the outstanding equity securities of the Company), (iii) tender offer or exchange offer that if consummated would result in any person, entity or group beneficially owning 20% or more of the outstanding equity securities of the Company, (iv) merger, consolidation, amalgamation, share swap, share exchange, business combination, recapitalization, or similar transaction involving the Company or (v) joint venture, liquidation, dissolution or similar transaction that involves 20% or more of the consolidated assets, revenues or earnings of the Company.

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person.

“Assets” means all of the assets and properties of the Company Group.

“Building Permits” mean all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, Orders and other approvals from Governmental Entities necessary for, or issued to, build, construct, maintain, demolish, remodel, refurbish and/or occupy any structures, buildings, infrastructure or utilities (or appurtenances thereto) relating to any Real Property.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Plano, Texas, USA or Taipei, Taiwan are authorized by Law or executed Order to be closed.

“Company Disclosure Letter” means a letter of even date hereof from the Company to Buyer, together with the schedules thereto, disclosing certain facts and circumstances in relation to the Company, subject to which the representations and warranties of the Company in Article IV of this Agreement are given.

“Company Employee Plan” means any plan, program, policy, practice, Contract or other arrangement providing for any bonus, compensation, severance, separation, termination pay, deferred compensation, management, employment, contractor or consulting services, incentive compensation, relocation, performance awards, stock or stock related awards, vacation, repatriation, expatriation, loans, visas, work permits, retention pay, change of control, disability, death benefit, retirement benefits, pension benefits, welfare benefits, hospitalization or insurance plan, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, but not limited to, each employee benefit plan which is or has been maintained, contributed to, or required to be contributed to, by the Company Group for the benefit of any current or former employee of the Company Group, or with respect to which the Company Group has or may have any liability or obligation.

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“Company Equity Plans” means any employee, consultant, representative or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company Group.

“Company Group” means the Company and its Subsidiaries set forth in Section 4.2(a) of the Company Disclosure Letter.

“Company Intellectual Property Rights” means any and all Intellectual Property Rights that are owned, used, held for use or practiced by the Company Group.

“Company Products” means all products, technologies and services developed (including products, technologies and services under development), made, provided, distributed or sold by the Company Group.

“Company Public Reports” means reports and other documents required to be filed with the FSC, stated in the Company’s annual report or publicly disclosed at the Market Observation Post System by the Company since January 1, 2017.

“Confidentiality Agreement” means the Confidentiality Agreement entered into by and amongst Buyer, the Company and Lite-On Technology Corp. as of July 4, 2019.

“Contract” means any instrument, contract, purchase order, agreement or other similar legally binding commitment or undertaking of any nature, whether written or oral.

“control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

“Copyrights” means copyrights and mask work rights (whether or not registered) and registrations and applications therefor, worldwide.

“Environmental Law” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater or subsurface strata); or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances.

“Environmental Permit” is any Permit required to be obtained from any Governmental Entity with respect to a Hazardous Substances Activity which is or was conducted by the Company Group.

“FSC” means the Financial Supervisory Commission of Taiwan.

“GAAP” means, with respect to any Person, generally accepted accounting principles in the jurisdiction in which such Person is domiciled in effect from time to time.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality of any country or political territory with competent jurisdiction over the party and matter in question.

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“Hazardous Substances” means (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Hazardous Substances Activities” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale or distribution of any Hazardous Substances or any product or waste containing a Hazardous Substance, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.

“IFRS” means the International Financial Reporting Standards as endorsed by the FSC.

“Intellectual Property Rights” means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the Laws of any jurisdiction (where applicable): Copyrights, Trade Secrets, Patents and Trademarks and analogous rights, including moral and economic rights of authors and inventors (however denominated) and including the right to enforce and recover damages for the infringement or misappropriation of any of the foregoing.

“IT Systems” means the computer, information technology and data processing systems, facilities and services used by the Company Group in the operation of their businesses.

“Law” or “Laws” mean any laws, statutes, rules, regulations, ordinances, orders and codes issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under any Governmental Entity.

“Legal Proceeding” means any action, claim, suit, litigation, proceeding (public or private), criminal prosecution, arbitration, appeal, mediation, conciliation, consent decree, audit or investigation by or before any Governmental Entity.

“Liability” means any liability, obligation or commitment of any kind, whether absolute, accrued, fixed or floating, matured or unmatured, determined or determinable or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP of Taiwan or Taiwan IFRS, as applicable, and “Liabilities” shall be construed accordingly.

“Lien” means any charge, mortgage, lien (statutory or otherwise), power of sale, hypothecation, usufruct, retention of title, right of preemption, encroachment, pledge, hypothecation, security interest, attachment, levy, encumbrance or other similar restriction of any kind on ownership or use, or any agreement or Contract to create any of the foregoing.

“Material Adverse Effect” means any Change that, individually or when taken together with all other such Changes that exist at the date of determination of the occurrence of a Material Adverse Effect,

(i) has or results in a material adverse effect on the business, Assets, Liabilities, financial condition or results of operations of the Company Group taken as a whole; provided, however, that no Changes resulting from, relating to or arising out of the following (by

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themselves or when aggregated with any other Changes) shall be taken into account when determining whether a Material Adverse Effect has occurred:

(A)any change in general economic, financial, business or political conditions or industry-wide (including but not limited to those affecting the securities markets or changes in interest rates or exchange rates);

(B)changes in applicable Law, GAAP or IFRS applicable to the Company Group, as the case may be;

(C)any acts of terrorism, major armed hostilities or war;

(D)any major natural disasters;

(E)any action required to be taken in connection with this Agreement or the failure to take any action that is expressly prohibited by this Agreement;

(F)with respect to the Company Group only, the buy-back of any Dissenting Shares; or

(G)any change directly attributable to the public announcement of the Share Swap or this Agreement,

in the case of each of (A), (C) or (D) above, to the extent that such conditions do not have a materially disproportionate impact on the Company Group, taken as a whole, relative to other companies of similar nature and comparable size; or

(ii) prevents or materially impedes, interferes with, hinders or delays the performance by the Company of its obligations under this Agreement or the consummation of its obligations under this Agreement, the Share Swap, or the other transactions contemplated hereby.

“Order” means any writ, judgment, decree, award, ruling, injunction, directive or similar order of any Governmental Entity, and any award or order of any arbitrator to the extent enforceable by a Governmental Entity, in each case whether preliminary or final.

“Ordinary Course of Business” means the ordinary course of business, consistent with past custom and practice, including with regard to nature, frequency, and magnitude.

“Organizational Documents” means (i) the certificate of incorporation, articles of association and the bylaws of a corporation, (ii) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (iii) any amendment to or restatement of any of the foregoing, as applicable.

“Patents” means any patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures.

“Permit” means any licenses, permits, approvals, registrations, authorizations, franchises, certifications, variances, exemptions, consents, orders and qualification filings with, of or from a Governmental Entity.

“Permitted Liens” means, with respect to any Real Property, (i) Liens for Taxes and other similar governmental charges and assessments which are not yet due, (ii) Liens of landlords

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and liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the Ordinary Course of Business consistent with past practice for sums not yet due, or other liens securing the performance of bids, trade contracts, lease or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation) and (iii) security given in the Ordinary Course of Business to any public utility, Governmental Entity or other statutory or public authority having jurisdiction over the Company.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

“Personal Information” means, in addition to all information defined or described as “personal information,” “personally identifiable information,” “PII,” or similar term in any privacy policy or other public-facing statement of the Company Group, all information regarding or capable of being associated with an individual consumer or device, including: (i) information that identifies, could be used to identify or is otherwise identifiable with an individual or a device, including name, physical address, telephone number, email address, financial account number, government-issued identifier (including social security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry or biometric information, and any other data used or intended to be used to identify, contact or precisely locate an individual; (ii) any data regarding an individual’s activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed) associated with an identifiable individual; and (iii) internet protocol addresses or other persistent identifiers.  Personal Information may relate to any individual, including users of internet and device applications who view or interact with the Company, or a current, prospective or former customer, employee or vendor of any Person.  Personal Information includes information in any form, including paper, electronic and other forms.

“Registered Intellectual Property” means Patents, registered Copyrights and pending applications thereof, and Trademarks.

“Regulatory Approvals” means (i) approval by the Investment Commission of the Ministry of Economic Affairs of Taiwan for the Share Swap, (ii) consent from the Central Bank of China for the foreign exchange transactions necessary to convert foreign currency into New Taiwan Dollars for payment of the Payment Fund, (iii) consent from the TSE for the delisting of the Company and (iv) consent from the FSC to cancel the Company’s status as a public company.

“Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than fifty percent (50%) of the board of directors or other governing body are owned, directly or indirectly, by (i) such first Person, (ii) such first Person and one or more of its Subsidiaries or (iii) one or more Subsidiaries of such first Person.  For the avoidance of doubt, Subsidiaries of the Company do not include On-Bright Electronics Incorporated and its Subsidiaries.

“Taiwan” means the Republic of China.

“Tax” or, collectively, “Taxes” means (i) any and all taxes, assessments and other similar charges, withholdings, duties, impositions, installments and Liabilities imposed by or payable to any Governmental Entity, including taxes based upon or measured by gross receipts,

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income, profits, sales, use and occupation, capital and value added, goods and services, ad valorem, transfer (including real estate transfer), franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of being or having been a member of an affiliated, consolidated, combined, unitary, fiscal unity or similar group for any period, and (iii) any Liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any Liability for taxes of a predecessor or transferor or otherwise by operation of Law.

“Tax Relief” means any allowance, credit, deduction, exemption or set-off in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax, or any repayment of or saving of Tax (including any repayment supplement or interest in respect of Tax), and any reference to the use or set off of Tax Relief shall be construed accordingly and shall include use or set off in part and any reference to the loss of a Tax Relief shall include the absence, non-existence or cancellation of any such Tax Relief, or to such Tax Relief being available only in a reduced amount.

“Tax Returns” means returns, estimates, amendments, information statements, elections, forms, and any attachments, appendices or addenda thereto relating to any and all Taxes.

“to the knowledge of the Company” means the knowledge of the directors and/or C-level executives of the Company and matters that any of such Persons should have known after reasonable inquiry.

“Trade Secrets” means confidential know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, source code, drawings, specifications (including logic specifications), data bases, data sheets, customer lists, customer data and other confidential information that constitute trade secrets under applicable Law, in each case excluding any rights in respect of any of the foregoing that comprise Copyrights.

“Trademarks” means trademarks and registrations and applications therefor.

“TSE” means Taiwan Stock Exchange Corp.

“USA” means the United States of America.

In addition to the terms defined above, the terms listed below are defined in the sections set forth opposite such defined term.

Agreement	Preamble
Antitrust Laws	Section 4.6
Appraisal	Section 3.6
Arbitrable Dispute	Section 9.10(a)
Books and Records	Section 4.25
Buyer	Preamble
CAA	Section 9.10(b)
Closing	Section 2.2

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Company	Preamble
Company Act	Section 3.6
Company Balance Sheet	Section 4.8
Company Board	Recitals
Company Board Determination	Recitals
Company Disclosure Letter	Article IV
Company Financial Statements	Section 4.7(b)
Company IP Licenses	Section 4.17(g)
Company Permits	Section 4.10(c)
Company Registered Intellectual Property	Section 4.17(e)
Company Shareholders	Recitals
Company Shareholders Approval	Section 4.4
Company Shareholders Meeting	Recitals
Consideration	Section 3.1(a)
Condition to Closing	Section 7.4
Dissenting Shareholder	Section 3.6

Dissenting SharesSection 3.6

Effective Date	Preamble

Filing PartySection 6.6(c)

Lease AgreementsSection 4.20(b)

Leased Real PropertySection 4.20(b)

Material ContractsSection 4.14(a)

M&A ActRecitals

NotificationSection 6.5(a)

Outside DateSection 8.1(e)

Owned Real PropertySection 4.20(a)

Party / PartiesPreamble

Payment FundSection 3.3(a)

Pre-Closing PeriodSection 6.1(a)

Real PropertySection 4.20(b)

RepresentativesSection 6.2(b)

Share SwapRecitals

Share Swap Record DateSection 2.2

SharesRecitals

Significant CustomersSection 4.23

Significant SupplierSection 4.24

Stock AgentSection 3.3(a)

TaiCoSection 3.2(a)

Section 1.2Interpretation

.  When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein unless otherwise indicated.  The words “include,” “includes” and “including” and words of similar import when used in this Agreement will mean “include, without limitation,” “includes,

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without limitation” or “including, without limitation,” unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive and has the meaning represented by the phrase “and/or.”  The word “extent” in the phrase “to the extent” means the degree to which a subject or other theory extends and such phrase shall not mean “if.”  Reference herein to “default under,” “violation of” or other expression of similar import shall be deemed to be followed by the phrase “with or without notice or lapse of time, or both.”  All references to time shall refer to Taiwan time and references to “months” and “years” shall refer to the Gregorian calendar.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded.  If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.  Any agreement or instrument defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time amended, modified or supplemented in accordance with such agreement’s or instrument’s terms.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Article II
SHARE SWAP

Section 2.1Share Swap

.  Upon the terms and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement and in accordance with applicable Law, at the Share Swap Record Date, the Company shall be acquired by Buyer to become a wholly-owned Subsidiary of Buyer.

Section 2.2Closing

.  The closing of the Share Swap (the “Closing”) shall take place as soon as practicable but in no event later than five (5) Business Days following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Jones Day at 8F, No. 2 Dunhua S. Rd., Sec. 2, Taipei, unless another date, time or place is agreed to in writing by Buyer and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Share Swap Record Date”.  Subject to all terms and conditions contained in this Agreement, the Parties tentatively expect the Share Swap Record Date to occur on or around April 1, 2020.

Section 2.3Effects of Share Swap

.  The Share Swap shall have the effects set forth in this Agreement and in the relevant provisions of applicable Law, including the M&A Act.

Section 2.4Articles of Incorporation; Share Capital

.

(a)

Following the designation of TaiCo by Buyer in accordance with Section 3.2 hereof, Buyer shall cause TaiCo to amend the authorized/paid capital amount and, to the extent required, the business scope in TaiCo’s articles of incorporation to facilitate the Share Swap.

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(b)	The Company’s articles of incorporation in effect as of the Effective Date shall be the articles of incorporation of the Company on the Share Swap Record Date, unless subsequently further amended.
(c)

Unless otherwise amended pursuant to this Agreement, details of the share capital the Company on the Share Swap Record Date are as set forth in Exhibit A.   Following the incorporation of TaiCo by Buyer, the Parties shall amend Exhibit A to include details of the share capital of TaiCo.

Section 2.5Directors and Supervisors

.  The directors and supervisors of Buyer immediately prior to the Share Swap shall remain unchanged as a result of the Closing.  Upon Closing, the directors and supervisors of the Company shall be discharged and replaced by such Persons as Buyer may designate, in its sole discretion.

Article III
CONSIDERATION; PAYMENT

Section 3.1Consideration

.

(a)

Subject and pursuant to the terms of this Agreement, each Share issued and outstanding immediately prior to the Share Swap Record Date (other than Shares to be cancelled in accordance with Section 3.1(b) and/or Section 3.6) shall, upon the Share Swap Record Date, be transferred to and in the name of Buyer and, against such transfer to Buyer thereafter, represent the right to receive NT$42.5 in cash, without interest, and subject to deduction for any required securities transaction Tax under applicable Law and, if applicable, customary processing fees and costs (the “Consideration”).  No further adjustment to the Consideration may be made except for those adjustments under circumstances as contemplated by Section 3.7 hereto.

(b)

Each Share held in the treasury of the Company immediately prior to the Share Swap Record Date (including any Dissenting Shares repurchased by the Company from Dissenting Shareholders), if any, shall be canceled and retired, and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Section 3.2Share Swap Entity of Buyer.

(a)

Buyer shall designate a wholly-owned Subsidiary to be incorporated under the Company Act (“TaiCo”) to be the acquiring entity to consummate the Share Swap hereunder.  Buyer shall complete the incorporation of TaiCo and shall notify the Company in writing of the completion of such incorporation and the designation prior to the Company Shareholders Meeting.

(b)

Upon such designation, all of the rights and obligations of Buyer hereunder shall be automatically assigned and novated to TaiCo; provided, that Buyer shall jointly and severally be liable with TaiCo for the performance by TaiCo of this Agreement.

(c)

To the extent required by applicable Law, the Parties shall cooperate with each other to take such appropriate corporate actions to facilitate the designation of TaiCo to be party to the Share Swap as contemplated herein.  Other than the designation of TaiCo contemplate herein, the Parties currently do not contemplate other changes to the parties to the Share Swap.

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Section 3.3Payment

.

(a)

At least two (2) Business Days prior to the Share Swap Record Date, Buyer shall deliver or cause to be delivered to the Company’s stock agent, or, at Buyer’s sole discretion, to another stock agent designated by Buyer (the “Stock Agent”), in trust for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Consideration (the “Payment Fund”).  The Stock Agent shall make payments of the aggregate Consideration out of the Payment Fund in accordance with this Agreement.  The Payment Fund shall not be used for any purpose other than to fund payments due hereunder.  Except as provided in Section 3.4, Buyer shall pay all charges and expenses, including those of the Stock Agent, incurred in connection with the payment of the Consideration.

(b)

Buyer shall direct the Stock Agent to pay the Consideration as soon as reasonably practicable on or after the Share Swap Record Date (but in no event later than five (5) Business Days after the Share Swap Record Date) to each holder of record of Shares represented by book-entry that, immediately prior to the Share Swap Record Date, represented outstanding Shares that were converted into the right to receive the Consideration, and the Stock Agent shall apply with the Taiwan Depository & Clearing Corporation to transfer the Shares to the name of Buyer.  The relevant portion of the Consideration shall be paid to the Person whose name is registered as the holder of the Shares.

(c)

Any portion of the Payment Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Shares (other than Dissenting Shares) twelve (12) months after the Share Swap Record Date shall be delivered to Buyer upon demand, and any holders of Shares (other than Dissenting Shares) who have not received the Consideration for any Share held by them immediately prior to the Share Swap Record Date shall thereafter look only to Buyer, as general creditor, for payment of the Consideration with respect to such Shares, without interest.  In the event that such Payment Fund is insufficient to make the payments contemplated by this Agreement, Buyer shall, and shall cause TaiCo to, promptly deposit additional funds with the Stock Agent in an amount which is equal to the deficiency in the amount required to make such payment.  The Payment Fund will not be used for any purpose not expressly provided for in this Agreement.

Section 3.4Withholding Rights

.  Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of the Shares pursuant to this Agreement such amounts as may be required to be deducted and withheld pursuant to applicable Law in respect of securities transaction Taxes.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Buyer (through the Stock Agent), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.  The Stock Agent shall make available, upon request by any seller of Shares, all receipts of payment of the foregoing amounts withheld and treated as having been paid to such seller.

Section 3.5Fractional Shares

.  Since the Consideration to be paid in the Share Swap will be in cash, the Parties agree that this Agreement does not provide the procedure for dealing with fractional shares to be issued to the Company Shareholders.

Section 3.6Dissenting Shares

.

Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Share Swap Record Date that are held by any holder who has exercised such holder’s appraisal rights pursuant to the Taiwan Company Act (the “Company Act”) and the M&A Act (currently, a holder must,

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either prior to or during the Company Shareholders Meeting, object in writing or object orally (which objection has been recorded by the Company), to the Share Swap and waive such holder’s voting right) and who is entitled to demand and properly demands the Company, by written notice delivered to the Company within twenty (20) days following the Company Shareholders Meeting and stating the proposed price for the sale of such holder’s Shares, to buy back Shares of such holder at the fair market price (the “Appraisal,” and such Shares, “Dissenting Shares,” and each holder of Dissenting Shares, a “Dissenting Shareholder”), shall not have the right to receive any portion of the Consideration.  Dissenting Shares shall be treated in accordance with the M&A Act and the Company Act.  Following the Company Shareholders Meeting, the Company shall promptly notify Buyer of any demands for Appraisal of any Shares, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights to Appraisal, and to the extent permitted by applicable Law, Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands.  Prior to the Share Swap Record Date, the Company shall not, without the prior written consent of Buyer, make any payment with respect to, settle or offer to settle, or approve any withdrawal of any such demands; provided, however, that the Company shall have the right to make any payment (i) with respect to, settle or offer to settle, or approve any withdrawal of any such demands, in each case at a per Share price up to but not more than the Consideration, or (ii) at a per Share price determined by a final, non-appealable Order of a court having jurisdiction over the matter in accordance with applicable Law.  Notwithstanding anything to the contrary herein, the consummation of the Share Swap shall take place on the Share Swap Record Date irrespective of whether (A) the Company and any Dissenting Shareholder have reached an agreement on the buyback of Dissenting Shares, (B) there is any pending Legal Proceeding between the Company and any Dissenting Shareholder related to buy back of Dissenting Shares and (C) the Company has yet to buy back any and all Dissenting Shares.

Section 3.7Adjustment of Consideration

.

(a)

During the period from the Effective Date to the Share Swap Record Date, if any of the events set forth below occurs, Buyer and the Company shall engage in good faith discussions to appropriately and equitably adjust the Consideration:

(i)the Company undergoes any stock split, stock and/or cash dividend, reorganization, recapitalization, subdivision, reclassification, combination, exchange of shares or other similar transaction with respect to the outstanding Shares;

(ii)a Change in the Company Group’s financial or business conditions that has a Material Adverse Effect;

(iii)except for any transaction expressly contemplated by this Agreement between the Effective Date and the Share Swap Record Date, any member of the Company Group disposes any of its major assets materially and adversely affecting the Company Group’s financial or business conditions, taken as a whole; or

(iv)a Governmental Entity requires, pursuant to a final, non-appealable Order in accordance with applicable Law, that an adjustment to the Consideration shall be made, or an adjustment to the Consideration is necessary in order to obtain the relevant approvals from such Government Entity.

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(b)

To the extent that any adjustment to the Consideration agreed between Buyer and the Company pursuant to Section 3.7(a) does not exceed ten percent (10%) of the Consideration, any such adjustment, if agreed by the Company and Buyer after the date of the Company Shareholder Approval, may be approved by the respective Board of Directors of the Company and Buyer without again requiring the approval by their respective shareholders meetings.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter dated as of the Effective Date and delivered by the Company to Buyer prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”), which expressly identifies the Section (or, if applicable, subsection) to which such exception relates, the Company represents and warrants to Buyer as follows:

Section 4.1Organization, Standing and Power

.

(a)

The Company (i) is a corporation duly organized and validly existing under the Laws of Taiwan and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.  The Company is not engaged in business, and has no branch offices, outside of Taiwan.

(b)

The Company has delivered to Buyer correct and complete copies of the Organizational Documents of the Company, in each case, as amended and in effect on the date hereof, including all amendments thereto.

Section 4.2Subsidiaries

.

(a)	Section 4.2(a) of the Company Disclosure Letter sets forth an ownership structure chart of the Company and its Subsidiaries as of the Effective Date.
(b)

Section 4.2(b) of the Company Disclosure Letter sets forth, for each of the Company’s Subsidiaries, a complete and accurate list of (i) the jurisdiction of organization, (ii) number of ownership interests of each class of equity interests outstanding, (iii) number and percentage of outstanding ownership interests of each class owned (directly or indirectly) by the Company and its Subsidiaries and (iv) all outstanding options, warrants and other rights of conversion into equity interests.

(c)

Each of the Company’s Subsidiaries (i) is a company duly organized and validly existing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) if such Subsidiary is outside of Taiwan, is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.  All of the outstanding share capital of the Company’s Subsidiaries are validly issued, fully paid and non-assessable and all such shares are owned beneficially and of record by the Company and/or its Subsidiaries free and clear of all Liens.

(d)	The Company has delivered to Buyer correct and complete copies of the Organizational Documents of each of the Company’s Subsidiaries, in each case, as

13

amended and in effect on the date hereof, including all amendments thereto.  To the knowledge of the Company, none of the Company’s Subsidiaries is in material default under or in material violation of its Organizational Documents.

Section 4.3Capital Stock

.

(a)

The authorized share capital of the Company as of the Effective Date is NT$5,000,000,000.  As of the Effective Date, there are (i) 312,456,688 Shares issued and outstanding and (ii) no shares of preferred stock of the Company issued or outstanding.

(b)

As of the Effective Date, (i) there are not any outstanding or authorized (A) securities convertible into or exchangeable for shares of capital stock or voting securities of the Company or (B) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iii) the Company has not issued, sold or granted phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company and there are no outstanding stock appreciation rights issued by the Company with respect to the capital stock of the Company, (iv) there are no voting trusts or other agreements or understandings to which the Company or any of its officers and directors is a party with respect to the voting of capital stock of the Company and (v) there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders or other equity holders of the Company may vote.

(c)	There are no outstanding options or warrants to purchase Shares.
(d)	The Company holds no treasury shares as of the Effective Date.
(e)

Except as set forth in Section 4.3(e) of the Company Disclosure Letter, the Company has not agreed nor is obligated to, directly or indirectly, make any future investments in or capital contribution or advance to any Person.

(f)	Except for this Agreement, there are no outstanding Contracts or other rights of any kind of any Person to purchase or otherwise receive or be issued any equity interest of the Company.

Section 4.4Authority

.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, in the case of the Share Swap, delisting of the Shares and withdrawal of the public reporting status of the Company, to the adoption and approval of this Agreement and the Share Swap by the affirmative vote of the holders representing two-thirds (2/3) of the outstanding Shares entitled to vote on such matter at the Company Shareholders Meeting in accordance with applicable Law (the “Company Shareholder Approval”), to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part

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of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Share Swap, delisting of Shares and withdrawal of the public reporting status of the Company, to obtaining the Company Shareholder Approval.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 4.5No Conflict

.  Except as set forth in Section 4.5 of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Organizational Documents of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of Section 4.6 have been obtained and all filings described in such clauses have been made, conflict with or violate any Law or any Order of any Governmental Entity, in each case that is applicable to the Company or by which any of its properties are bound, (iii) (A) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default), (B) impair the Company’s rights or alter the rights or obligations of any third party under, (C) give to any third party any rights of termination, amendment, payment, acceleration or cancellation of or (D) result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company pursuant to, any permit, franchise or Contract to which the Company is a party or by which the Company or any of its properties is bound or affected, (iv) give rise to or result in any Person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Assets or properties, except in the case of the preceding clauses (iii) and (iv) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.6Consents

.  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, Order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (i) the Regulatory Approvals, (ii) such filings as required under applicable securities and corporation Laws, (iii) the filings required under the applicable requirements of antitrust or other competition Laws, investment Laws relating to foreign ownership, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (“Antitrust Laws”) and (iv) any other consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.7Certain Information

.

(a)

To the knowledge of the Company, the Company has filed all Company Public Reports on a timely basis.  As of their respective filing dates, or, if applicable, as of the time of their most recent amendment, the Company Public Reports (i)

15

complied in all material respects with the requirements of applicable Law and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)

Each of the financial statements (including the related notes) of the Company included in the Company Public Reports (collectively, the “Company Financial Statements”) (i) complied at the time it was filed as to form in all material respects with the applicable accounting requirements and rules and regulations of the FSC with respect thereto in effect at the time of such filing, (ii) was prepared in accordance with GAAP of Taiwan or Taiwan IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented in all material respects the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments, none of which either individually or in the aggregate will be material in any amount).

(c)	The Company Group has appropriate internal controls that are reasonably designed to ensure compliance with applicable Law.

Section 4.8No Undisclosed Liabilities

.  Except as reflected in the Company’s audited consolidated balance sheet as at June 30, 2019 (the “Company Balance Sheet”), the Company Group does not have any material Liabilities other than (i) Liabilities incurred since the date of the Company Balance Sheet in the Ordinary Course of Business and (ii) Liabilities under this Agreement or incurred in connection with the transactions contemplated hereby.

Section 4.9Absence of Certain Changes

.  Except as set forth in Section 4.9 of the Company Disclosure Letter, since June 30, 2019 and until the Effective Date, the Company Group has conducted its business and operations in the Ordinary Course of Business and there has not been (i) any Material Adverse Effect or (ii) any action or event that would have required the consent of Buyer pursuant to Section 6.1 had such action or event occurred after the Effective Date.

Section 4.10Compliance with Laws; Permits

.

(a)

The Company Group is in compliance with, and is not in default under or violation of (and have not received any notice of material non-compliance, default or violation with respect to), any Law applicable to the Company Group or by which any Company Group member’s property is bound including, without limitation, the U.S. Foreign Corrupt Practice Act of 1977, as amended, or other similar applicable anti-corruption or anti-bribery Laws, except for such non-compliance, defaults and violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)

The Company Group is in all material respects in compliance with, and are not in default under or violation of (and have not received any notice of material non-compliance, default or violation with respect to), all export control Laws applicable to the Company Group.  The Company Group has not and is not conducting business with Persons in or within Cuba, Iran, North Korea, Sudan or Syria.

(c)	The Company Group hold all Permits that are material to the operation of the business of the Company Group as currently conducted, including Environmental

16

Permits and Building Permits (collectively, the “Company Permits”).  No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.  Except as set forth in Section 4.10(c) of the Company Disclosure Letter, there is no material violation of any material Company Permit that could cause such Company Permit to be revoked or cancelled.

Section 4.11Legal Proceedings; Orders

.  Except as set forth in Section 4.11 of the Company Disclosure Letter, there are no material pending Legal Proceedings (other than Legal Proceedings arising from or relating to the Share Swap or any of the other transactions contemplated by this Agreement), pending, or to the knowledge of the Company, threatened, against any member of the Company Group or any of the Company Group members’ respective properties or assets.  None of the Company Group members is subject to any outstanding Order of any Governmental Entity that would prevent or materially delay the consummation of the transactions contemplated by this Agreement.  There has not been nor are there currently (nor, to the knowledge of the Company, are there currently contemplated to be) any internal official investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

Section 4.12Certain Business Practices

.  Since the date five (5) years prior to the Effective Date, (i) the Books and Records accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets and (ii) there have been no false or fictitious entries made in the Books and Records relating to any illegal payment or secret or unrecorded fund.

Section 4.13Restrictions on Business Activities

.  Except as set forth in Section 4.13 of the Company Disclosure Letter, none of the Company Group members is a party to, and no asset of the Company Group that is material to the Company Group is bound by, any Contract (excluding, for the avoidance of doubt, any Contracts that have terminated, expired or there are otherwise no ongoing obligations of any party thereunder), Order or decree that: (i) restricts in any material respect or prohibits a Company Group member from (A) competing with any other Person, (B) acquiring any product or other asset or any services from any other Person, (C) developing, selling, supplying, distributing, offering, supporting or servicing any product, technology or other assets to or for any other Person, (D) performing services for any other Person or (E) engaging in a material aspect of the Company Group’s business anywhere in the world, with any Person, or during any period of time; or (ii) grants a right of first refusal, first offer or similar right with respect to a material asset or material aspect of the Company Group’s business.

Section 4.14Contracts and Commitments

.

(a)

  Section 4.14 of the Company Disclosure Letter sets forth each of the following types of material Contracts (other than this Agreement and Contracts in connection with the Agreement, if any) to which the Company or any of its Subsidiaries is a party (collectively, the “Material Contracts”):

(i)that (A) is an indenture, credit agreement, loan agreement, collateral agreement to any loan, guarantee, note, mortgage or other agreement providing for indebtedness for borrowed money which exceeds NT$50,000,000 (or the equivalent in

17

another currency) during any 12-month period or (B) creates any obligation under any interest rate, currency or commodity derivatives or hedging transaction;

(ii)that is a Lease Agreement material to the operation of the Company Group;

(iii)relating to a joint venture, joint development, partnership, consortium or similar Contract with any third Person that is material to the business of the Company Group;

(iv)with Significant Customers;

(v)with Significant Suppliers;

(vi)with any related Person not otherwise disclosed in the Company Financial Statements or in the Company Public Reports;

(vii)that is a settlement, conciliation or similar agreement (A) that materially restricts any Company Group member from undertaking its business as currently conducted or (B) that would require a Company Group member to pay consideration of more than NT$30,000,000 after the Effective Date;

(viii)that purports to grant a license to any Intellectual Property Rights held by any upstream Affiliate of the Company Group (including a license that would come into effect as a result of or in connection with the consummation of the Share Swap);

(ix)with (A) any of the five (5) highest paid employees or officers of the Company Group (based on total remuneration for fiscal year 2018); (B) any current employee, officer, director or supervisor of the Company Group who is entitled, in connection with the transactions contemplated by this Agreement (either alone or in connection with additional or subsequent events), to a bonus, retention bonus, severance or termination pay or other benefits in the event of change in control; or (C) any former employee, officer, director or supervisor of the Company Group under which a Company Group member has continuing obligations to such Person equal to or greater than NT$3,000,000;

(x)(A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities or (B) providing any Person with any preemptive right, right of participation, right of maintenance, right of first refusal or similar right with respect to any securities of the Company, in each case other than Contracts evidencing currently outstanding stock options granted under the Company Equity Plan;

(xi)providing for any guaranty to any Person other than a Subsidiary in an amount in excess of NT$3,000,000;

(xii)that may require a Company Group member to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws;

(xiii)that constitutes an irrevocable power of attorney or similar Contract; or

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(xiv)the breach, absence or termination of which would reasonably be expected to have a Material Adverse Effect.

(b)	Copies of all written Material Contracts have been made available to Buyer prior to the date hereof.
(c)

To the knowledge of the Company, (i) each Material Contract currently in effect is valid and enforceable against the applicable Company Group member in accordance with its terms and (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice of lapse of time) will, or would reasonably be expected to, (A) constitute a violation or breach of such Material Contract, (B) give any Person the right to accelerate the maturity or performance of such Material Contract or (C) give any Person the right to cancel, terminate or modify the terms of such Material Contract.

Section 4.15Tax Matters

.  Except as set forth in Section 4.15 of the Company Disclosure Letter:

(a)

Each Company Group member has properly prepared and timely filed (or had properly prepared and timely filed on its behalf) all material Tax Returns required by applicable Law to be filed by or with respect to such Company Group member, and has timely paid in full (or had timely paid in full on its behalf) all material Taxes due and payable (whether or not shown on any Tax Return).  All such Tax Returns are true, correct and complete in all material respects.  Each Company Group member has timely deducted or withheld and paid over in full to the appropriate Governmental Entity (or had timely deducted or withheld and paid over in full on its behalf) all material Taxes required to be deducted or withheld and paid over (whether or not shown on any Tax Return).  None of the Company Group members (i) is a party to or bound by, nor will become bound by, any closing agreement, offer in compromise, gain recognition agreement or any other agreement with any Governmental Entity, or any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement with any Person, or (ii) has actual or, to the knowledge of the Company, contingent liabilities for Taxes, other than (A) Taxes accrued as a liability on the Company Balance Sheet or (B) to the knowledge of the Company, non-delinquent Taxes incurred in the Ordinary Course of Business since December 31, 2018, as adjusted for changes in Tax rates and ordinary course fluctuations in operating results.  To the knowledge of the Company, no event or circumstance has occurred that will or could give rise to (1) a Tax Liability of the Company Group in addition to Tax that has already been paid, provided for or disclosed in the Company Financial Statements or (2) a diminution or loss of a Tax Relief contained in the Company Financial Statements or, to the extent that a Tax Relief is not contained in the Company Financial Statements, the diminution or loss of a Tax Relief in respect of or by reference to any moment occurring or period ending on or before the Share Swap Record Date, including in respect of any period commencing before and ending after the Share Swap Record Date the part of such period up to and including the Share Swap Record Date.

(b)

There are and have been no (i) proposed, threatened or actual assessments, audits, examinations or disputes as to material Taxes or Tax Returns relating to or affecting the Company Group or (ii) waivers or extensions of the statute of limitations with respect to Taxes of or with respect to the Company Group, other than routine Tax assessments conducted by applicable Tax authorities.  No issues have been raised in any Tax audits, Tax examinations or Tax disputes pertaining to or including any of the Company Group members that can reasonably be expected to be raised in similar examinations following the Closing.  To the knowledge of the Company, there is no basis for the assertion by a Governmental

19

Entity of a material Tax deficiency against or with respect to any Company Group member.  None of the Company Group members is liable for Taxes of any other Person as a transferee or successor, by Contract, by operation of Law or otherwise.  None of the material Tax Returns required by applicable Law is disputed and, to the knowledge of the Company, there is no indication that any such dispute will arise in the future.

(c)

None of the Company Group members has engaged in the conduct of a trade or business nor had a permanent establishment or permanent representative (as defined in any tax treaty, if a tax treaty is applicable) or other taxable presence in a jurisdiction with respect to which the required Tax Returns have not been filed.  No Governmental Entity has claimed that a Company Group member is subject to Tax in a jurisdiction in which the required Tax Returns have not been filed.  Each of the Company Group members has been properly registered for Tax purposes in its country of residence.

(d)

There are (and immediately following the Share Swap Record Date there will be) no Liens on the assets of the Company Group relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

(e)

None of the Company Group members will be required to include in any Taxable period (or portion thereof) beginning after the Share Swap Record Date any material amount of Taxable income attributable to income that was economically realized, but not recognized for Tax purposes, prior to the Share Swap Record Date.

(f)

The Company has made available to Buyer: (i) accurate and complete copies of all Tax Returns of each of the Company Group members relating to Taxable periods ended on or after December 31, 2017; and (ii) any audit report issued by a Governmental Entity within the past three (3) years relating to any Taxes due from or with respect to any Company Group member.

Section 4.16Employee Benefit Plans; Employment and Labor Matters

.

(a)

Section 4.16(a) of the Company Disclosure Letter sets forth a complete and accurate list of each Company Employee Plan.  With respect to each Company Employee Plan, the Company has made available to Buyer prior to the date hereof a current, accurate and complete copy thereof and, to the extent applicable, all material correspondence with any Governmental Entity relating to any pending Legal Proceeding in respect of a Company Employee Plan.

(b)	With respect to the Company Employee Plans:

(i)each Company Employee Plan has been established and administered in accordance with its terms and in material compliance with applicable Law, and all contributions required to be made under the terms of any Company Employee Plan have been timely made, except for failures to make any contribution that are not material; and

(ii)except as set forth in Section 4.16(b)(ii) of the Company Disclosure Letter, there is no pending Legal Proceeding (including any investigation, audit or other administrative proceeding) by any Governmental Entity or by any plan participant or beneficiary pending, or, to the knowledge of the Company, threatened, relating to the Company Employee Plans.

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(c)

To the knowledge of the Company, except as specifically provided herein, the consummation of the Share Swap and the other transactions contemplated hereby will not, either alone or together with any other event, (i) entitle any current or former employee, director or independent contractor of any of the Company Group members to severance pay or (ii) accelerate the time of payment or vesting or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, increase the amount allocable or payable under or trigger any other material obligation pursuant to any Company Employee Plan.

(d)

None of the Company Group members is a party to, nor is bound by, any collective bargaining agreement with any labor union or labor organization, or any other agreement regarding the rates of pay or working conditions of any employees.  There is no ongoing strike, picketing, work stoppage or lockout, organizational activity, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of any of the Company Group members, whether engaged in collective action or not.  Except as set forth in Section 4.16(d) of the Company Disclosure Letter, to the knowledge of the Company, the Company Group has complied in all material respects with all applicable Law relating to wages, hours, immigration, discrimination in employment and collective bargaining and comparable labor Laws.

Section 4.17Intellectual Property

.

(a)	Except as set forth in Section 4.17(a) of the Company Disclosure Letter, all of the Company Registered Intellectual Property are wholly-owned by the Company Group.
(b)

The Company Group owns or is licensed or otherwise authorized to use all material Intellectual Property Rights used in the conduct of its business as presently conducted.  Immediately following the Closing, the Company Group will have ownership of or licenses to sufficient material Intellectual Property Rights to conduct the business of the Company Group in the manner conducted as of Closing, and the Closing will not result in material payment of any additional economic consideration to any other licensor.

(c)

Except as set forth in Section 4.17(c) of the Company Disclosure Letter, there is no pending Legal Proceeding before any Governmental Entity nor, to the knowledge of the Company, has any Legal Proceeding been threatened by any Person, alleging that any activities or conduct of the business of the Company infringes or will infringe, violate or misappropriate the Intellectual Property Rights of any Person or that challenges the validity, scope or priority of any Company Registered Intellectual Property.

(d)

The Company Group has taken commercially reasonable steps to protect its rights in Trade Secrets in accordance with protection procedures customarily used in the Company’s industry to protect rights of like importance.  Except as set forth in Section 4.17(d) of the Company Disclosure Letter, none of the Company Group members has received written notice of any violation of or non-compliance with proprietary information and invention assignment agreements entered into between a Company Group member and its current or former employees or consultants.

(e)	Section 4.17(e) of the Company Disclosure Letter contains a complete and accurate list of all Registered Intellectual Property owned by or filed in the name of any

21

of the Company Group members (collectively the “Company Registered Intellectual Property”) that remain valid, and has not expired or been cancelled or abandoned.
(f)

Except as set forth in Section 4.17(f) of the Company Disclosure Letter, none of the Company Group members is subject to any outstanding Order that (i) restricts in any material manner the use, transfer or licensing of any material Company Intellectual Property Rights or the Company Products or (ii) adjudges any of the material Company Intellectual Property Rights, including any material Company Registered Intellectual Property to be unenforceable or invalid.

(g)

Except as set forth in Section 4.17(g) of the Company Disclosure Letter, none of the Company Group members is in material violation of any contracts pursuant to which a third party has licensed to a Company Group member or a Company Group member has granted to any Person any license to any Company Intellectual Property Rights (collectively, “Company IP Licenses”) that is material to the business of the Company Group, nor, to the knowledge of the Company, is any other party to any Company IP License in breach thereof.

(h)

Whether by operation of law or otherwise, the consummation of the transactions contemplated hereby will not result or cause (i) the breach by any of the Company Group members of any Company IP License, (ii) the termination, impairment or restriction of any right or license granted to a Company Group member under any Company IP License or (iii) a Company Group member to grant, or expand the scope of a prior grant, to a third party of any rights to any of the Company Intellectual Property Rights.

(i)

To the knowledge of the Company, there are no issues that may materially and adversely impact the Company Group’s ability to design, manufacture, have made, market, sell or otherwise distribute the Company Products as currently contemplated by the Company Group.

Section 4.18IT Systems

.  To the knowledge of the Company, the IT Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Company Group.  The Company Group (i) has taken reasonable measures to preserve and maintain the performance, security and integrity of the IT Systems (and all software, information or data stored on any IT Systems).  During the twelve (12) months  period prior to the Effective Date, (A) there has been no failure with respect to any IT Systems that has had a material and adverse effect on the operations of the Company Group taken as a whole and (B) there has been no unauthorized access to or use of any IT Systems (or any software, information or data stored on any IT Systems) that has had a material and adverse effect on the operations of the Company Group taken as a whole.

Section 4.19Personal Information

.  To the knowledge of the Company, each of the Company Group members has complied in all material respects with all applicable Law, regulatory and self-regulatory guidelines, and published interpretations by Governmental Entities of such Laws and guidelines relating to (i) the privacy of users of any website of the Company Group and (ii) the collection, use, storage, retention, disclosure and disposal of any Personal Information by or on behalf of the Company Group.  No Legal Proceedings have been brought or, to the knowledge of the Company, threatened against any of the Company Group members alleging a violation of any Person’s privacy, personal or confidentiality rights.

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Section 4.20Real Property

.

(a)

Section 4.20(a) of the Company Disclosure Letter sets forth a complete and accurate list of all real property in which any of the Company Group members has an ownership interest (the “Owned Real Property”).  (A) Except as set forth in Section 4.20(a)(A) of the Company Disclosure Letter, the applicable Company Group member has good and marketable title to each parcel of Owned Real Property free and clear of all Liens other than Permitted Liens and (B) the Company has made available to Buyer copies of each title deed for each such parcel, in each case in the Company Group’s possession relating to the Owned Real Property, to the extent such documents are material to the Owned Real Property.

(b)

Section 4.20(b) of the Company Disclosure Letter sets forth a list of all Contracts for the leasing, subleasing, use (including uses covered by real property leases and subleases) or occupancy (to the extent such leasing, subleasing, use or occupancy is material to the business and operations of the Company Group) of all real property currently leased, subleased, used or occupied by any of the Company Group members (the “Leased Real Property” and, together with the Owned Real Property and the Occupied Real Property, the “Real Property”), including all amendments, terminations and modifications thereof (the “Lease Agreements”).  For purposes of this Section 4.20, the term “Real Property” includes the land and the improvements and all rights of the Company Group relating to the land and the improvements, including any right, title and interest of the Company Group in and to all of the easements, rights, privileges and appurtenances belonging or in any way appertaining to the land and the improvements.  The applicable Company Group member is in sole possession of the premises and/or Real Property leased to it pursuant to all Lease Agreements, and there are no parties in possession of the Real Property except such Company Group member.  None of the Company Group members (i) has received any written notice that a security deposit or material portion thereof deposited with respect to any Lease Agreement has been applied in respect to a breach or default under any Lease Agreement that has not been re-deposited in full, (ii) has further assigned, subleased, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease Agreements or (iii) has received any written notice of breach or default of any Lease Agreement.

(c)	The use and operation by the Company Group of the Real Property complies in all material respects with all applicable Law.
(d)

There are no covenants, rights-of-way, easements or similar restrictions affecting all or any portion of the Real Property that materially impair the ability to use any such Real Property in the operation of the businesses of the Company Group as presently conducted.

(e)

None of the Company Group members has received any written notice of the intention of any Governmental Entity or any public or quasi-public body to condemn all or any material part of the Leased Real Property, and there are no pending, or, to the knowledge of the Company, threatened condemnation or eminent domain Legal Proceedings by any public or quasi-public body with respect to the Owned Real Property.

(f)

To the knowledge of the Company, no facts exist which would prevent any of the Company Group members from using and operating the Real Property immediately after the Share Swap Record Date in the manner in which the Real Property is currently operated.

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Section 4.21Environmental Matters

.

(a)

Except as set forth in Section 4.21(a) of the Company Disclosure Letter, each of the Company Group members is, and has been at all times, in compliance in all material respects with all applicable Environmental Laws.

(b)

(i) Each of the Company Group members has obtained all material Environmental Permits required by any Environmental Law, and is, and at all times has been, in material compliance with, all such permits, and all such permits are in full force and effect; (ii) all material Environmental Permits and/or amendments thereto required by any Environmental Law to be obtained prior to the Closing have been obtained or will be obtained by the applicable Company Group member prior to the Closing; (iii) all material Environmental Permits held by each Company Group member are set forth in Section 4.21(b) of the Company Disclosure Letter; and (iv) to the knowledge of the Company, no circumstances exist which could cause any material Environmental Permit to be revoked, modified or rendered non-renewable upon payment of the applicable permit fee.

(c)

Except as set forth in Section 4.21(c) of the Company Disclosure Letter, no Legal Proceeding (including any revocation proceeding or amendment procedure) is pending, or to the knowledge of the Company, threatened, concerning or relating to any Environmental Permit or any Hazardous Substances Activities of any of the Company Group members relating to their respective businesses, or any Real Property.

Section 4.22Insurance

.  Section 4.22 of the Company Disclosure Letter sets forth a complete and accurate list of all insurance policies held by or applicable to the Company Group members including, in respect of each such policy, the policy name, policy number and carrier term, type and amount of coverage and annual premium, and the names of the insurers.  To the knowledge of the Company, no event has occurred, including the failure by a Company Group member to give any notice or information or a Company Group member giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company under any such insurance policies.

Section 4.23Significant Customers

.  Section 4.23 of the Company Disclosure Letter sets forth an accurate and complete list of the ten (10) largest customers of the Company Group for the year ended December 31, 2018, based on amounts paid or payable for such period (each, a “Significant Customer”).  As of the Effective Date, none of Company Group members has received any written notice from any Significant Customer that such customer intends to terminate or materially modify existing Contracts with such Company Group member.

Section 4.24Significant Suppliers

.  Section 4.24 of the Company Disclosure Letter sets forth an accurate and complete list of the ten (10) largest suppliers of goods and/or services to the Company Group for the year ended December 31, 2018, based on amounts paid or payable for such period (each, a “Significant Supplier”).  As of the Effective Date, none of the Company Group members has received any written notice from any Significant Supplier that such customer intends to terminate or materially modify existing Contracts with such Company Group member.

Section 4.25Books and Records

.  The minute books of each the Company, all of which have been made available to Buyer, contain true, correct and complete records in all material respects of all meetings held by, and corporate action taken by, the shareholders and

24

the Company Board (and its committees).  The Company (or its Representatives or agents) have made and kept (and the Company has made available or provided to Buyer to the extent reasonably requested by Buyer in writing) business records, financial books and records, personnel records, ledgers, sales accounting records, tax records and related work papers and other books and records of the Company (the “Books and Records”).  The Books and Records have been maintained in accordance with sound business practices in all material respects.  The minute books and other Books and Records of the Company are in the possession of the Company.

Section 4.26No Broker

.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Article V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company as follows:

Section 5.1Organization, Standing and Power

.  Buyer (i) is a corporation duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) as applicable, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures that individually or in the aggregate would not materially prevent Buyer from consummating the transactions contemplated hereby.

Section 5.2Authority

.  Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 5.3No Conflict

.  The execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Organizational Documents of Buyer, (ii) assuming that all consents, approvals and authorizations contemplated in Section 5.4 have been obtained and all filings described in such clauses have been made, conflict with or violate any Law or any Order of any Governmental Entity, in each case that is applicable to Buyer or by which any of its properties are bound, (iii) (A) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default), (B) impair Buyer’s rights or alter the rights or obligations of any

25

third party under, (C) give to any third party any rights of termination, amendment, payment, acceleration or cancellation of or (D) result in the creation of a Lien on any of the properties or assets (including intangible assets) of Buyer pursuant to, any permit, franchise or Contract to which Buyer is a party or by which Buyer or any of its properties is bound or affected or (iv) give rise to or result in any person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of Buyer or any of its assets or properties, except in the case of the preceding clauses (iii) and (iv) as would not materially prevent Buyer from consummating the transactions contemplated hereby.

Section 5.4Consents

.  The execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, do not and will not require any consent, approval, Order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (i) the Regulatory Approvals, (ii) such filings as required under applicable securities and corporation Laws, (iii) the filings required under the applicable requirements of Antitrust Laws, (iv) such filings as are necessary to comply with the applicable requirements of the NASDAQ Global Select Market and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not materially prevent Buyer from consummating the transactions contemplated hereby.

Section 5.5Financial Ability of Buyer and TaiCo

.  Buyer shall, and shall ensure that TaiCo, have adequate financial ability to fully perform its obligations under this Agreement and to consummate the Share Swap.

Section 5.6Ownership of TaiCo

.  TaiCo will be a wholly-owned Subsidiary of Diodes Incorporated as of the Share Swap Record Date.

Section 5.7No Broker

.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Article VI
COVENANTS

Section 6.1Conduct of Business of the Company Pending the Share Swap

.

(a)

The Company covenants and agrees that, during the period from the Effective Date until the earlier of (i) the Share Swap Record Date or (ii) the termination of this Agreement in accordance with its terms (such period, the “Pre-Closing Period”), except (A) as expressly contemplated by this Agreement, (B) as required by applicable Law or (C) with the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), the Company shall conduct its business in the Ordinary Course of Business and in compliance with all applicable Law in all material respects, and shall use its reasonable best efforts, to the extent consistent therewith, to (1) preserve intact its current business organization, (2) maintain its Assets and properties in good repair and condition, (3) maintain its relations with customers, suppliers and other Persons with which it has material business relations, (4) pay its Liabilities and Taxes when due, (5) keep in full force all insurance policies and (6) make capital expenditures substantially on the timetable and in the amounts

26

approved by the Company Board prior to the date hereof (together with any other additional capital expenditures approved by the Company Board after the date hereof).
(b)

Without limiting the generality of Section 6.1(a), during the Pre-Closing Period, except (A) as specifically permitted elsewhere by this Agreement or (B) if Buyer provides its prior consent in writing, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)amend the Organizational Documents of any member of the Company Group;

(ii)adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for the Share Swap contemplated by this Agreement;

(iii)issue, deliver or sell any security of any member of the Company Group or grant any equity-based compensation award, other than the issuance of Shares by the Company to its employees upon the valid exercise of outstanding equity awards;

(iv)except for the dividends and other distributions that have been declared by the any member of the Company Group prior to the Effective Date, declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or any combination thereof, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries);

(v)split, subdivide or reclassify its capital stock, or enter into any Contract with respect to the voting of any of the Company’s capital stock or other securities or the capital stock or other securities of a Subsidiary of the Company;

(vi)make any capital expenditure, or any commitment with respect thereto, other than in the Ordinary Course of Business;

(vii)(A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any material equity interest therein or (B) sell or license any material property or any assets, other than (1) sales or dispositions of inventory and other assets in the Ordinary Course of Business or (2) pursuant to Contracts in effect on the date hereof;

(viii)enter into any material joint venture or partnership;

(ix)(A) make any loans or advances to any other Person (other than to a Subsidiary of the Company or to employees of any Company Group member in the Ordinary Course of Business), (B) incur any indebtedness for borrowed money other than in the Ordinary Course of Business or issue any debt securities or (C) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of another Person (other than the Company or any of its Subsidiaries);

(x)except to the extent required by applicable Law or otherwise specifically required by this Agreement, (A) increase the compensation or benefits of any current or former director, supervisor, officer or consultant of any member of the Company Group, (B) other than in the Ordinary Course of Business, increase the compensation or benefits of any current or former employee (other than an officer) of any member of the

27

Company Group, (C) amend, terminate or adopt any Company Employee Plan, (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, (E) fail to make any required contributions under any Company Employee Plan, (F) hire or terminate the employment of any C-level executive of any member of the Company Group or (G) pay any compensation or remuneration to any Person for his or her service as a director or supervisor of any member of the Company Group for any period commencing on or after January 1, 2019, other than in the Ordinary Course of Business and in such amounts substantially consistent with past levels of payment;

(xi)other than in the Ordinary Course of Business, enter into, amend in any material respect or terminate (other than a termination in accordance with its terms) any Material Contract;

(xii)effectuate a layoff as defined in the Taiwan Act for Worker Protection of Mass Redundancy;

(xiii)create any Subsidiary other than WBG PowerSystems (Cayman) Co., Ltd. and Lyra Semiconductor Incorporated (芯籟半導體股份有限公司); or

(xiv)enter into any Contract obligating it to take any of the actions described in Section 6.1(b)(i) through Section 6.1(b)(xiii).

Section 6.2Acquisition Proposals

.

(a)

Upon the Effective Date, the Company shall, and shall cause its Representatives (as defined below) to immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person (other than Buyer) conducted heretofore with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal.

(b)

At all times during the Pre-Closing Period, the Company shall not and shall cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or knowingly facilitate the submission of any inquiries or any proposal or offer constituting, related to or that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish or otherwise provide access to any non-public information regarding any of the Company Group members to any Person (other than Buyer and Buyer’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person (other than Buyer) with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions) or (iv) enter into any letter of intent or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal.

(c)

During the Pre-Closing Period, the Company shall (i) promptly advise Buyer in writing of the receipt of any Acquisition Proposal or any inquiry, request for information, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal

28

or inquiry, proposal or offer, and the material terms and conditions thereof) that is made or submitted by any Person during the Pre-Closing Period, and (ii) keep Buyer informed, on a reasonably current basis, of the status of, and any financial or other changes in, any such Acquisition Proposal, inquiry, proposal or offer.

(d)

During the Pre-Closing Period, neither the Company Board nor any committee thereof shall withdraw or modify in a manner adverse to Buyer, the Company Board Determination or the approval of this Agreement, the Share Swap or any of the other transactions contemplated hereby.

Section 6.3Access to Information

.  At all times during the Pre-Closing Period, upon reasonable prior notice, the Company shall (and shall use reasonable best efforts to cause its Representatives to), to the extent permitted by applicable Law, afford to Buyer and its respective Representatives reasonable access without undue interruption during normal business hours, consistent with applicable Law, to the Company’s officers, employees, properties, offices, other facilities and Books and Records, and shall furnish Buyer and its Representatives with such financial, operating and other data and information as such Persons shall reasonably request in connection with the Share Swap.

Section 6.4Confidentiality

.  The Confidentiality Agreement is incorporated herein by reference.  The Confidentiality Agreement shall govern the confidentiality and non-disclosure obligations of the Parties with respect to Proprietary Information (as defined in the Confidentiality Agreement) exchanged in connection with the negotiation, preparation or execution of this Agreement or the negotiation and consummation of the transactions contemplated hereby.

Section 6.5Company Shareholders Meeting; Governance Matters

.

(a)

As promptly as practicable after the Effective Date, the Company shall, (i) if not held prior to the Effective Date, hold a meeting of the Company Board for the purpose of convening a Company Shareholders Meeting and (ii) prepare a notice for calling the Company Shareholders Meeting (together with any other materials delivered to the Company’s shareholders in connection with the Company Shareholders Meeting, the “Notification”) to each of the shareholders of the Company for the purposes of seeking to obtain (A) the Company Shareholder Approval, (B) approval of the cessation of the trading of the Shares on the TSE and (C) approval of the withdrawal of the public reporting status of the Company.  Prior to mailing, the Company shall provide to Buyer the draft of the Notification (or any amendment or supplement thereto) and allow Buyer reasonable opportunity and time to comment on such draft, and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Buyer.

(b)

The Company shall use commercially reasonable efforts to procure that the number of Shares represented by shareholders present at the Company Shareholders Meeting in person or by proxies (including by electronic voting) will meet the applicable quorum requirements for resolution on the approval for the Share Swap.

Section 6.6Further Actions

.

(a)

Each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things reasonably necessary, proper or advisable under applicable

29

Law to cause the conditions set forth in Article VII to be satisfied as soon as reasonably possible.  Each Party shall refrain from carrying out any action or omitting anything that could, directly or indirectly, cause delay, hinder, impede or prejudice satisfaction of the conditions set forth in Article VII.

(b)

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other Person challenging (any part of) the Share Swap prior to Closing, each Party shall cooperate in all respects with the other Party and use its commercially reasonable efforts to defend, contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that reasonably prohibits, prevents or restricts the consummation of the Share Swap.

(c)	No Party shall fail to take or cause to be taken any action that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated hereby.

Section 6.7Regulatory Approval and Antitrust Law Filings

.

(a)

In furtherance of, and without limiting, Section 6.6(a), each Party shall use its reasonable best efforts to promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required to consummate the transactions contemplated by this Agreement (including making all necessary filings under any applicable Antitrust Laws and as are necessary to obtain requisite regulatory approvals for the transactions contemplated hereby) as promptly as practicable after the execution of this Agreement and, (i) in the case of the required filings under applicable Antitrust Laws, promptly after the Effective Date, and (ii) in the case of the filings to obtain the Regulatory Approvals, promptly following the date of the Company Shareholder Approval.  Each Party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents as promptly as practicable.

(b)

To the extent permitted by applicable Law, each of Buyer and the Company shall (i) provide the other Party and/or its legal counsel with drafts of all written filings and other communications intended to be submitted to any Governmental Entity in respect of any filings required under applicable Antitrust Laws or to obtain the Regulatory Approvals, (ii) give the other Party and/or its legal counsel a reasonable opportunity to comment on such filings and communications, (iii) not submit such filings or communications without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed, and (iv) upon request by the other Party, provide the other Party and/or its legal counsel with final copies of all such filings and material written communications.

(c)

To the extent permitted by applicable Law, each Party shall promptly inform the other Party of any material communication between such first Party and any Governmental Entity regarding the transactions contemplated by this Agreement (and, if in writing, furnish the other Party with a copy of such communication).  If either Party shall receive any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Party shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request, after consultation with the other Party (to the extent permitted by applicable Law).  The Parties hereto shall (i) consult and cooperate with

30

one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either Party hereto in connection with proceedings under or relating to applicable Antitrust Laws and (ii) provide advance notice of and permit authorized representatives of the other party to be present at each meeting or conference with any Governmental Entity (to the extent permitted by applicable Law and such Governmental Entity).

(d)

Notwithstanding anything to the contrary in this Section 6.7, materials provided to the other Party or its counsel may be redacted to remove references concerning privileged communications and competitively sensitive information.  Notwithstanding anything to the contrary herein, the Parties understand and agree that reasonable best efforts of any Party shall not be deemed to include (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated hereby or (ii) diverting or otherwise holding separate (including by establishing a trust of otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or any of its respective Affiliates’ businesses, assets or properties.

(e)

The Party required by Law to file in connection with applicable Antitrust Laws and the Regulatory Approvals (the “Filing Party”) shall bear all filing fees in relation to such filings (except that all filing fees in relation to the delisting and cancellation of the Company’s status as a public company shall be borne by the Company).  All costs, penalties and fines resulting from not (timely or correctly) filing, shall be borne by the Filing Party.

Section 6.8Public Announcements

.  Prior to the Company making any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media, the Company shall provide to Buyer the draft of such press release or public announcement and allow Buyer reasonable opportunity and time to comment on such draft, and shall give due consideration to reasonable additions, deletions or changes suggested thereto by Buyer.  Prior to Buyer making any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media, Buyer shall provide to the Company the draft of such press release or public announcement in advance.  The Parties shall cooperate as to the timing and contents of any press release, public announcement or communication.

Section 6.9Notification of Certain Matters

.

(a)

During the Pre-Closing Period, each Party shall promptly notify the other Party in writing upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement.  No notification given to the other Party pursuant to this Section 6.9 shall limit or otherwise affect any of the representations, warranties or covenants of such Party contained in this Agreement or any of the remedies available to the other Party hereunder.

(b)	During the Pre-Closing Period, each Party shall promptly notify the other Party of any Legal Proceeding that shall be instituted or threatened against such Party to

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restrain, prohibit or otherwise challenge the legality of, or seek damages in connection with, this Agreement or the Share Swap.  The Company shall give Buyer the opportunity to participate, at Buyer’s expense, in the defense or settlement of any shareholder litigation against the Company and/or its officers or directors relating to the Share Swap, and no such settlement shall be agreed with Buyer’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.10Banking Chops

.  At the Closing on the Share Swap Record Date, the Company shall cause to be delivered to one or more authorized Representative(s) of Buyer all chops associated with all bank accounts of the Company Group members.

Article VII
CONDITIONS TO CLOSING

Section 7.1Conditions to Each Party’s Obligations to Effect the Share Swap

.  The respective obligations of each Party to effect the Share Swap are subject to the satisfaction at or prior to the Share Swap Record Date of each of the following conditions, any and all of which may be waived, in whole or in part, by Buyer and the Company, to the extent permitted by applicable Law:

(a)

Antitrust Laws.  The applicable waiting period (and any extension thereof) under applicable Antitrust Laws in respect of the transactions contemplated hereby shall have expired or been terminated or the approvals required pursuant to any Antitrust Laws shall have been obtained.

(b)	Shareholder Approval. The Company Shareholder Approval shall have been obtained.
(c)	Regulatory Approvals. The Regulatory Approvals, for the consummation of the Share Swap and the transactions contemplated hereby, shall have been obtained.
(d)

No Injunctions.  No restraining order, preliminary or permanent injunction or other Order issued by a Governmental Entity or other legal constraint or prohibition preventing the consummation of the transactions contemplated hereby will have taken effect after the Effective Date and still be in effect.

(e)	No Illegality. No applicable Law shall have been enacted, entered, enforced, issued or put in effect that prohibits or makes illegal the consummation of the Share Swap.
(f)	Termination. This Agreement shall not have been terminated in accordance with its terms.

Section 7.2Conditions to Buyer’s Obligations to Effect the Share Swap

.  The obligations of Buyer to effect the Share Swap are subject to the satisfaction at or prior to the Share Swap Record Date of each of the following conditions, any and all of which may be waived, in whole or in part, by Buyer in its sole discretion, to the extent permitted by applicable Law:

(a)	Representations and Warranties True. The representations and warranties of the Company set forth in Article IV shall be true and correct in all material

32

respects (except for each such representations and warranties that contains an express materiality qualification, which shall be true and correct in all respects) as of the Effective Date and as of the Share Swap Record Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects (except for each such representations and warranties that contains an express materiality qualification, which shall be true and correct in all respects) as of such specified date.

(b)Performance of Covenants.  The Company shall have performed or complied in all material respects all the covenants and agreements that are required to be performed by the Company under this Agreement at or prior to the Share Swap Record Date.

(c)

No Material Adverse Effect.  No Change shall have occurred or exist that, individually or in the aggregate with any other Change, has had or would reasonably be expected to have a Material Adverse Effect.

(d)

No Legal Proceedings.  There shall not be any pending Legal Proceeding brought by any Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the Share Swap; or (ii) seeking to (A) prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any or all of the business or assets of the Company, or any of their respective Affiliates or (B) compel the Company or any of its Subsidiaries to dispose of, license or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries, in the case of subclauses (A) and (B), as a result of the consummation of the Share Swap.

(e)

Certificate.  The Company shall have delivered to Buyer a certificate signed by an authorized officer of the Company, dated as of the Share Swap Record Date, stating that the conditions specified in Section 7.2(a), Section 7.2(b), Section 7.2(c) and Section 7.2(d) have been satisfied.

(f)

Third Party Consents.  All third party consents listed in Exhibit B for the consummation of the Share Swap and the transactions contemplated hereby by the Company shall have been obtained by the Company.

Section 7.3Conditions to the Company’s Obligations to Effect the Share Swap

.  The obligations of the Company to effect the Share Swap are also subject to the satisfaction at or prior to the Share Swap Record Date of the following conditions, any and all of which may be waived, in whole or in part, by the Company in its sole discretion, to the extent permitted by applicable Law:

(a)

Representations and Warranties True.  The representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects (except for each such representations and warranties that contains an express materiality qualification, which shall be true and correct in all respects) as of the Effective Date and as of the Share Swap Record Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects (except for each such representations and warranties that contains an express materiality qualification, which shall be true and correct in all respects) as of such specified date.

33

(b)

Performance of Covenants.  Buyer shall have performed in all material respects all the covenants and agreements that are required to be performed by it under this Agreement at or prior to the Share Swap Record Date.

(c)

Certificate.  Buyer shall have delivered to the Company a certificate signed by an authorized officer of Buyer, dated as of the Share Swap Record Date, stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4Satisfaction and Waiver of Conditions to Closing

.  Each of the Company and Buyer, as the case may be, shall inform the other Party in writing within three (3) Business Days of becoming aware of (i) the satisfaction of any applicable condition to closing in this Article VII (each, a “Condition to Closing”) or (ii) any circumstance that has resulted, or will result, in a failure to satisfy any Condition to Closing, and shall provide due evidence of such satisfaction or failure to satisfy.

Article VIII
TERMINATION, AMENDMENT AND WAIVER

Section 8.1Termination

.  This Agreement may be terminated and the Share Swap may be abandoned at any time prior to the Share Swap Record Date, notwithstanding approval thereof by the shareholders of the Company, only as follows:

(a)	by mutual written consent of Buyer and the Company;
(b)

by either Buyer or the Company, if any court of competent jurisdiction or other Governmental Entity shall have issued an Order, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable;

(c)

by Buyer, if Buyer has informed the Company in accordance with Section 7.4 that (i) a Condition to Closing for it to consummate the Share Swap has not or will not be satisfied and, (ii) if such non-satisfaction is due to a breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement, such breach is incapable of being cured by the Company or, if curable, such breach is not cured within twenty (20) Business Days after written notice to the Company (or, if less, the number of calendar days remaining until the Outside Date) describing such breach in reasonable detail; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Buyer is then in material breach of any of its covenants or agreements set forth in this Agreement;

(d)

by the Company, if the Company has informed Buyer in accordance with Section 7.4 that (i) a Condition to Closing for it to consummate the Share Swap has not or will not be satisfied, and (ii) if such non-satisfaction is due to a breach by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement, such breach either is incapable of being cured by Buyer or, if curable, such breach is not cured within twenty (20) Business Days after written notice to Buyer (or, if less, the number of calendar days remaining until the Outside Date) describing such breach in reasonable detail; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

34

(e)

by Buyer or the Company, if the Closing shall not have occurred by May 31, 2020 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to a Party if such Party’s action or failure to act has been a principal cause of or principally resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes material breach of this Agreement.

The Party desiring to terminate this Agreement pursuant to this Section 8.1 shall give notice of such termination and the provisions of this Section 8.1 being relied on to terminate this Agreement to the other Parties.

Section 8.2Effect of Termination

.  In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer, the Company or their respective directors, officers, Affiliates or shareholders, except that the provisions of Section 6.4 (Confidentiality), Section 6.8 (Publicity), this Section 8.2 (Effect of Termination), and Article IX (General Provisions), of this Agreement shall survive the termination hereof.  Notwithstanding the foregoing, nothing contained herein shall relieve any Party of liability for an intentional breach of its covenants or agreements set forth in this Agreement prior to such termination or for fraud.

Article IX
GENERAL PROVISIONS

Section 9.1Entire Agreement

.  This Agreement, the Exhibits and other documents referred to herein contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 9.2Severability

.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.3Notices

.  All notices or other communications required or permitted hereunder shall reference this Agreement, shall be in writing in the English language, shall be delivered personally, by overnight courier, by electronic mail or by certified, registered or express air mail, postage prepaid, and shall be deemed given (i) when so delivered personally, (ii) when so received by courier, (iii) if given by electronic mail, when receipt of the message is confirmed to the sender by the systems of the Party to which notice is intended to be given, or (iv) if mailed, five (5) Business Days after the date of mailing, as follows:

(a)	if to Buyer, to:

Diodes Incorporated

4949 Hedgcoxe Rd. Suite 200

Plano, Texas 95024

USA

Attn: K.S. Lu

Email: ks_lu@diodes.com

35

(b)	if to the Company, to:

Lite-On Semiconductor Corp.

4F, 392 Ruiguang Rd.

Neihu Dist.

Taipei 11492, Taiwan

Attn: David Lee

Email: david.lee@liteonsemi.com

Section 9.4Amendment or Supplement

.  This Agreement may be amended, modified or supplemented by the Parties by action taken or authorized by written agreement of the Parties (by action taken by their respective boards of directors, if required) at any time prior to the Share Swap Record Date, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment shall become effective that pursuant to applicable Law requires further approval or adoption by the Company Shareholders without such further approval or adoption.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment.

Section 9.5Extension of Time; Waiver

.  At any time prior to the Share Swap Record Date, the Parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or acts of the Company (in the case of an extension by Buyer) or Buyer (in the case of an extension by the Company), as applicable, (ii) waive any inaccuracies in the representations and warranties of the Company (in the case of a waiver by Buyer) or Buyer (in the case of a waiver by the Company), set forth in this Agreement or any document delivered pursuant hereto or (iii) subject to applicable Law, waive compliance with any of the agreements or conditions of the Company (in the case of a waiver by Buyer) or Buyer (in the case of a waiver by the Company) contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may become effective that pursuant to applicable Law requires further approval or adoption by the Company Shareholders without such further approval or adoption.  Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party, as applicable.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 9.6No Rollover

.  None of Diodes Incorporated or any of its Subsidiaries has entered or will enter into any agreement with any director or major shareholder (as defined in the Taiwan Securities and Exchange Act) of the Company that provides for a shareholder rollover or similar arrangement in connection with the Share Swap.

Section 9.7Successors and Assigns

.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  This Agreement, and all of Buyer’s rights, interests and obligations hereunder may be assigned or delegated by Buyer to TaiCo in accordance with

36

Section 3.2; provided, that no such assignment or delegation shall relieve Buyer of its obligations hereunder.  Except as set forth in the immediately preceding sentence, this Agreement may not be assigned, nor the rights or obligations of any Party transferred or delegated to any other Person without the prior written consent of the other Party.

Section 9.8Rights Cumulative

.  Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

Section 9.9Governing Law

.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Exhibits hereto shall be governed by, and construed in accordance with, the laws of Taiwan, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the Taiwan.

Section 9.10Dispute Resolution

.

(a)

Each of the Parties irrevocably agrees that any dispute, legal action or proceeding arising out of or relating to this Agreement (an “Arbitrable Dispute”) brought by any Party or its successors or assigns shall be brought and determined to be settled by binding arbitration.  Notwithstanding the preceding sentence, nothing in this Section 9.10 shall prevent a Party from seeking specific performance from a court of competent jurisdiction pending settlement of any Arbitrable Dispute.

(b)

Except as otherwise specifically stated herein, any Arbitrable Dispute shall be resolved by arbitration in Taipei, Taiwan in accordance with the Taiwan Arbitration Act.  The arbitration shall be conducted in English and by the Chinese Arbitration Association, Taipei (the “CAA”) in accordance with the Arbitration Rules of the CAA.  Any judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction over the subject matter thereof, including, without limitation, the Taipei District Court.  The final decision of the arbitrators, as entered by a court of competent jurisdiction, will be furnished by the arbitrators to the Parties in writing and will constitute a final, conclusive and non-appealable determination of the issue in question, binding upon the Parties, and an Order with respect thereto may be entered in any court of competent jurisdiction, including, without limitation, the Taipei District Court.

(c)

Any such arbitration will be conducted before a panel of three (3) arbitrators, each of whom will be compensated for his or her services at a rate to be determined by the CAA.  Each of the claimant and the respondent shall appoint one (1) arbitrator, and the claimant and the respondent shall jointly appoint the third arbitrator as the chief arbitrator.  If the Parties are unable to agree on the arbitrators within thirty (30) days following submission of the dispute to CAA by one of the Parties, CAA will have the authority to select the arbitrators from a list of arbitrators who satisfy the criteria set forth in Section 9.10(d).

(d)

No arbitrator shall have any past or present family, business or other relationship with Buyer, the Company, or any Affiliate, Subsidiary, director or officer thereof, unless following full disclosure of all such relationships, Buyer and the Company agree in

37

writing to waive such requirement with respect to an individual in connection with any Arbitrable Dispute.
(e)

The claimant shall advance the arbitration fees required by the CAA upon demanding for arbitration; provided, however, that: (i) the prevailing Party in any arbitration will be entitled to an award of attorneys’ fees and costs; and (ii) all fees and costs of arbitration will be paid by the losing Party, unless other provided in the arbitral award.  The arbitrator will be authorized to determine the identity of the prevailing Party and the losing Party.

(f)	Except as specifically otherwise provided herein, arbitration will be the sole and exclusive remedy of the Parties for any Arbitrable Dispute.

Section 9.11Expenses

.  Except as may otherwise be agreed to hereunder or in other writing by the Parties, all fees and expenses incurred in connection with this Agreement, the Share Swap and the other transactions contemplated hereby shall be borne and timely paid by the Party incurring such fees or expenses, whether or not the Share Swap is consummated.

Section 9.12Currency

.  All references to “NT$” in this Agreement refer to New Taiwan Dollars.

Section 9.13Counterparts

.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

Section 9.14Delivery by Electronic Transmission

.  This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of a Party to any such contract, the other Party shall re-execute original forms thereof and deliver them to the requesting Party.  No Party to any such contract shall raise the use of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail as a defense to the formation of a contract and such Party forever waives any such defense.

[Signature page follows]

38

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above by.

DIODES INCORPORATED

By:	/s/ K.S. Lu
Name:	K.S. Lu
Title:	President and Chief Executive Officer

LITE-ON SEMICONDUCTOR CORP.

By:	/s/ Paul Lo
Name:	Paul Lo
Title:	Independent Director and Authorized Representative

[Signature Page to Share Swap Agreement]

EXHIBIT A

Share Capital on Share Swap Record Date

Party	Authorized Capital	Paid-In Capital
Company	NT$5,000,000,000	NT$3,124,566,880
TaiCo	NT$[●]	NT$[●]

EXHIBIT B

Third Party Consents of the Company

簽約日期	公司名稱	相對人	合約名稱
民國105年6月22日	敦南科技 股份有限公司	統籌主辦銀行： 台北富邦商業銀行股份有限公司 中國信託商業銀行股份有限公司 管理銀行： 台北富邦商業銀行股份有限公司	聯合授信合約書

Company Disclosure Letter to the Share Swap Agreement

Reference is made to the Share Swap Agreement (the “Agreement”) dated as of August 8, 2019 by and between Diodes Incorporated, a company incorporated and in existence under the laws of the State of Delaware, USA and having its principal place of business at 4949 Hedgcoxe Rd., Suite 200, Plano, Texas, USA (“Buyer”) and Lite-On Semiconductor Corp., a company incorporated and in existence under the laws of Taiwan with uniform commercial number of 23528103 and having its registered address at 4F. No. 392, Ruiguang Rd., Neihu Dist., Taipei, Taiwan (the “Company”).Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Agreement.

The Company Disclosure Letter is being delivered by the Company pursuant to the Agreement and qualifies the representations and warranties of the Company by reference to specific provisions in Article IV of the Agreement. Each exception set forth in the Company Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of the Agreement; provided, however, that the inclusion of any item referenced in one section or subsection of the Company Disclosure Letter shall be deemed to refer to any other section or subsection of the Company Disclosure Letter, whether or not an explicit cross-reference appears, if the applicability of such item to the other section or subsection is reasonably apparent on its face without reference to underlying documents therein. The inclusion of any information in the Company Disclosure Letter shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. Matters reflected in the Company Disclosure Letter are not necessarily limited to matters required by the Agreement to be disclosed in the Company Disclosure Letter. Neither the specification of any dollar amount in the representations and warranties contained in the Agreement nor the inclusion of any specific item in the Company Disclosure Letter is intended to imply that such amounts, higher or lower amounts, the items so included, or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material, or may constitute an event or condition which could be considered to have a Material Adverse Effect.

Company Disclosure Letter Sections

Section 4.2(a) – Company Group Chart Section 4.2(b) – Subsidiaries

Section 4.3(e) – Future Investments

Section 4.5 – No Conflict

Section 4.9 – Absence of Certain Changes

Section 4.10(c) – Material Violation of Permits Section 4.11 – Legal Proceedings

Section 4.13 – Restriction on Business Activities Section 4.14(a) – Material Contracts

Section 4.15 – Tax Matters

Section 4.16(a) – Company Employee Plans

Section 4.16(b)(ii) – Legal Proceedings Relating to Company Employee Plans Section 4.16(d) – Compliance with Labor Laws

Section 4.17(a) – Intellectual Property Not Wholly-Owned by the Company Group Section 4.17(c) – Legal Proceedings Relating to Intellectual Property

Section 4.17(d) – Violations of Employee Confidentiality Obligations Section 4.17(e) – Company Registered Intellectual Property

Section 4.17(f) – Orders Relating to Company Intellectual Property Rights Section 4.17(g) – Material Violations of Company IP Licenses

Section 4.20(a) – Owned Real Property

Section 4.20(a)(A) – Marketable Title to Owned Real Property

Section 4.20(b) – Leased Real Property

Section 4.21(a) – Environmental Law Compliance

Section 4.21(b) – Environmental Permits

Section 4.21(c) – Legal Proceedings Relating to Environmental Law

Section 4.22 – Insurance

Section 4.23 – Significant Customers

Section 4.24 – Significant Suppliers

i

Section 4.2(a) – Company Group Chart

敦南科技股份有限公司

Lite-On Semiconductor Corp. (TWN)

(簡稱: LSC)

100%

Smart Power Holdings Group Co., Ltd.  (BVI)

100%

100%

31.19%

Dyna Image Corp., the Philippines

(PHI)

Dyna International Holding Co., Ltd.

(BVI)

100%

On-Bright Electronics Incorporated

100%

Lite-on Semiconductor America Inc. (USA)

100%

DYNA International Co., Ltd. (BVI)

On-Brilliant Electronics (HK) Co., Limited

100%

100%

On-Bright Electronics (HK) Co., Limited

寬頻芯科技(開曼)有限公司 WBG PowerSystems (Cayman) Co., Ltd.

65%

100%

Lite-On Semiconductor (HK) Limited

台灣昂寶電子股份有限 公司 (TW)

99.67%

新茂國際科技股份有限 公司 (TW)

SyncMOS Technologies Int’l Inc.

100%

昂寶電子(上海)有限公司 On-Bright Electronics (Shanghai) Co. Ltd

100%

100%100%

100%

100%

敦南微電子(無錫) 有限公司

(China Wuxi) Lite-On Microelectronics Co. Ltd

上海旭福電子 有限公司 Shanghai Seefull Electronics Co.Ltd

敦南科技(無錫) 有限公司

(China Wuxi) Lite-On Semiconductor (Wuxi) Co. Ltd.

廣州昂寶電子 有限公司

On-Bright Electronics (Guangzhou) Co. Ltd

漣花智硯(廣州)有限 公司

LY Intelligent (Guangzhou) Co., Ltd.

備註：有新設兩子公司(如下)，目前尚未注資。

1. Lite-On Semiconductor America Inc.(2017.09設立；預計資本額20萬美金；LSC100%

持有)

2. WBG PowerSystem (Cayman) Co., Ltd.(寬頻芯科技(開曼)有限公司) (預計資本額300萬

美金；LSC持有65%)

3. 上述紅框內為昂寶暨其所屬下轄公司，不屬於本交易所定義之子公司。

Section 4.2(b) – Subsidiaries

MARKETABLE SECURITIES HELD:

Held Company	Marketable Securities Type and Name	Shares	Percentage of Ownership (%)	Carrying Value As of 2019/6/30
Lite-ON Semiconductor Corp.	Ordinary Shares 朋程科技股份有限公 司 (Taiwan R.O.C.)	2,994,785	4%	NTD293,788,409
Lite-ON Semiconductor Corp.	Ordinary Shares 廣閎科技股份有限公 司 (Taiwan R.O.C.)	3,380,000	8.32%	45,160,400
Lite-ON Semiconductor Corp.	Ordinary Shares 路竹開發股份有限公 司 (Taiwan R.O.C.)	7,969,500	4.05%	74,609,018
Lite-ON Semiconductor Corp.	Ordinary Shares Global Strategic investment Inc (Samoa) (Samoa)	260,967	0.74%	2,381,702
Lite-ON Semiconductor Corp.	Ordinary Shares 普實創業投資股份有 限公司 (Taiwan R.O.C.)	161,280	0.38%	842,788
Lite-ON Semiconductor Corp.	Ordinary Shares GLOBAL STRATEGIC	147,000	0.75%	-

	INVESTMENT INC. (Cayman)
Lite-ON Semiconductor Corp.	Preferred Stock SINGLE CHIP SYSTEMS CORP. (U.S.A)	341,635	1.26%	-
Lite-ON Semiconductor Corp.	Ordinary Shares 光碁科技股份有限公 司 (Taiwan R.O.C.)	811,920	2.71%	-
Lite-ON Semiconductor Corp.	Preferred Stock Newport Imagine Corporation (U.S.A)	211,864	1.46%	-

NAME OF INVESTEES OVER WHICH THE PARENT COMPANY EXERCISES SIGNIFICANT INFLUENCE:

(Amounts in Thousands of New Taiwan Dollars or Thousands of Foreign Currencies)

Investor Company	Investee Company	Original Investment Amount	Shares (In Thousands)	Percentage of Ownership (%)	Carrying Amount As of 2019/6/30
Lite-ON Semiconductor Corp.	On-Bright Electronics Incorporated (Cayman)	286,160	17,464	31.19%	1,193,605
Lite-ON Semiconductor Corp.	Dyna International Holding Co. Ltd (B.V.I)	3,413,337	107,698	100%	5,838,704
Lite-ON Semiconductor Corp.	DIODES INC. (U.S.A)	77,237	7,766	15.3%	4,642,290
Lite-ON	Smart Power	78,366	50	100%	-

Semiconductor Corp.	Holding Group Co. Ltd. (B.V.I)
Lite-ON Semiconductor Corp.	菲律賓敦南科 技股份有限公 司 (Philippines)	519,527	79,595	100%	-
Lite-ON Semiconductor Corp.	新東亞微電子 股份有限公司 (Taiwan R.O.C)	41,298	5,015	12.23%	-
Lite-ON Semiconductor Corp.	敦宏科技股份 有限公司 (Taiwan R.O.C)	102,049	8,497	27,43%	-
Dyna International Holding Co. Ltd	Dyna International Co. Ltd (B.V.I)	USD111,363	111,363	100%	USD189,137
Dyna International Co. Ltd	Lite-On Semiconductor (HK) Limited (Hong Kong)	USD113,448	110,000	100%	USD188,784

INFORMATION ON INVESTMENT IN MAINLAND CHINA:

(Amounts in Thousands of New Taiwan Dollars or Thousands of Foreign Currencies)

Investor Company	Investee Company	Total Amount of Paid-in Capital	Percentage of Ownership (%)
Lite-On Semiconductor (HK)	上海旭福電子有限公司	USD26,000	100%

Limited	(China)
Lite-On Semiconductor (HK) Limited	敦南科技(無錫)有限公 司 (China)	UDS43,000	100%
Lite-On Semiconductor (HK) Limited	敦南微電子(無錫)有限 公司 (China)	USD40,000	100%

Note : 依據敦南科技公告財務報告之附表分類表達

Note : The investment information list was followed the classification of financial report.

Section 4.3(e) – Future Investments

投資標的	投資型式	投資幣別	投資原幣金額	目前狀態
WBG PowerSystems	Joint venture	USD	1,950,000	Cayman公司已設立，近
(Cayman) Co., Ltd.				期將注資，
(中文名稱：寬頻芯
總投資金額USD
科技(開曼)有限公
3,000,000，本公司佔
司)
65%。
芯籟半導體(股)公	現金增資	NTD	204,000,000	目前發出LOI，本公司預
司				計參與現金增資後，持

(英文名稱：Lyra				有該公司50%股權(目前
Semiconductor Incorporated)				未有持股)

Section 4.5 – No Conflict

Nil

Section 4.9 – Absence of Certain Changes

公司於2019年07月底向芯籟半導體(股)公司發出投資意向書，擬藉由參予該公司現金增 資方式，取得50%股權，股數約20,400,000股，每股金額10元。

10

Section 4.10(c) – Material Violation of Permits

敦南科技(股)公司

項目	說明
nil

敦南微電子(無錫)有限公司

	政府主管部門	要求整改項目
1	新吴区排水管理处	雨水、污水管网整改
2	新吴区应急管理局	特气房安全改造

上海旭福電子有線公司

	政府主管部門	要求整改項目
1	松江区生态环保局	SMD扩充环评
2	松江区生态环保局	废气排放整改
3	松江区应急管理局	化学品仓库整改

敦南科技(無錫)有限公司

項目	說明
被政府裁罰項目	敦南科技(無錫)有限公司"12．8"壓力容器一般事故
被政府要求改善	1. 特氣室重新進行隱患排查並及時整改
項目
2. 制定特種設備操作規範
3. 配備符合生產需要的持證特種設備作業人員
政府機關名稱；	1. 無錫市市場監督管理局；2019/3/21；無錫市市場監督管理局關於
公文日期；公文
標題	敦南科技(無錫)有限公司"12．8"壓力容器一般事故結案的請示
2. 無錫市人民政府；2019/4/5；市政府關於敦南科技(無錫)有限公
司"12．8"壓力容器一般事故結案的批覆

Section 4.11 – Legal Proceedings

(1)Any memoranda of counsel with respect to pending or threatened litigation during last 3 years.

ITEM	訴訟原由	目前狀況
#1

l事故: 2018.10.16 Dr. Johannes Heidenhain GmbH

(以下簡稱 H 公司)將 Diodes 元件焊上電路板後

發現 Defect,導致 19,359 片電路板報廢無法使

用。

l案由:德國訴訟請求損害賠償 EUR 769,781 元

l原告: Allianz Global Corporate & Specialty SE 保

險公司(代位求償-被保人 EBV Elektronik GmbH

& Co. KG 公司)

l被告:STMicro electronics Pte Ltd.(以下簡稱 ST)

l2018.10.3 ST 發函要求敦南承擔訴訟賠償請求的

金額

l歷史事件:2015.8.3 敦南出具 8D report 給 ST,表明

有 die crack; root cause: the pin mark in the middle

of the die。但 2015.11.6ST 出具 8D report 給 H

公司為 confirmed: die was broken, root cause: a

particle at wafer mounting between the blue tape and the wafer。

未知
#2	l 事故:2014.10.7 原告公司機房中聯想電腦主機失	2018.5.3敦南通知我
	火,起火點初判為電源供應器引起。	方AON保險公司委由
	l 案由:法國訴訟請求損害賠償 EURO1,442,000	其在法國的分支據點
	l 原告:法國 LE GARUN-LA PAYSANNE 農業合作	代為處理配合法國訴
	公司	訟鑑定及調查所需協
	法國 GROUPAMA LOIRE BRETAGNE 保險公	助。
	司	2018.11.1 AON通知
	l 被告:聯想電腦(NB 電腦主機賣方)	敦南製造供應之
	l 通知訴訟èFSP GROUP France 全漢企業(經銷商)	GBU606組件，未被
	l 被要求參與事故鑑定及分析調查通知è所有電源	視為本案事故起火
	供應器組件製造商:凱勵電子/敦南科技/意法半導	源，目前仍等候法院
	體/快捷半導體	調查專家之正式報告
	l 敦南科技製造供應之組件為：DIODE, BRIDGE,	中。
6A, 600V, GLASS, GBU606
l FSP 全漢台灣公司請求對所有電源供應器組件進
行失效模式效應與關鍵性分析，故參與後續司法
鑑定活動。

(2)A schedule of all proceedings by the Company presently pending, or which the Company intends to initiate against any person or company.

	訴訟原由	目前狀況
#1	深圳人民法院-房東拒絕退還辦公室押金，故依請求返 還押租金 請求返還押租金:人民幣92,400元	一審勝訴，等候判決確 定後(預計8/8)強制執行
#2	新竹地院-因供應商-邦杰材料科技(股)公司提供之靶材 品質瑕疵，連帶造成公司晶片品質瑕疵，故依法請求 損害賠償 請求損害金額:新台幣4,066,271元	訴訟證據準備中即將提 出訴訟請求繫屬法院， 尚未進入訴訟程序
#3	重慶人民法院-原客戶(中航(重慶)微電子有限公司，後 併入華潤微電子(重慶)有限公司)未依訂單收貨，故向 法院依法請求解除合同&損害賠償 請求損害金額:美金164,545.34元	訴訟證據準備台灣公證 中，尚未進入訴訟程序

Section 4.13 – Restriction on Business Activities

(i)	nil
(ii)	本公司透過子公司-Lite-on Semiconductor (HK) Limited與騏俊物聯(香港)有限公 司於2019年5月中簽定JV Agreement，雙方合資成立子公司-WBG PowerSystems (Cayman) Co., Ltd.，本公司佔有65%股權。依雙方簽訂之JV Agreement，未來一 方要出售股權時，另一方有優先購買之權利。

Section 4.14(a) – Material Contracts

(i)Loan agreements

Maturity Date	Bank Name	Value Date	Int.Rate	Curr.	Principal	合約
2019/07/04	IBFC	2019/05/07	1.22%	NTD	100,000,000	委託保證商業本票 契約書
2019/07/12	CHANG HWA	2019/06/13	1.18%	NTD	300,000,000	授信約定書
2019/07/12	CHANG HWA	2019/06/28	1.18%	NTD	100,000,000
2019/07/17	CITIBANK	2019/05/15	3.10%	USD	1,000,000	special credit support arrangement
2019/07/26	FAR EASTERN	2019/05/27	1.18%	NTD	400,000,000	授信/金融交易條 件契約書
2019/08/07	CITIBANK	2019/06/05	3.10%	USD	2,000,000	special credit support arrangement
2019/08/08	CITIBANK	2019/06/06	3.10%	USD	3,000,000
2019/08/16	E.Sun	2019/06/17	3.06%	USD	2,000,000	授信條件通知暨確 認書
2019/08/26	CITIBANK	2019/06/24	3.10%	USD	3,000,000	special credit support arrangement
2019/08/29	CITIBANK	2019/06/27	3.10%	USD	1,000,000
2019/09/27	FUBON	2019/04/03	1.18%	NTD	100,000,000	授信核定通知書
2019/10/23	FUBON	2019/04/26	1.18%	NTD	250,000,000
2019/10/30	FUBON	2019/05/03	1.18%	NTD	400,000,000
2019/11/20	MEGA	2019/05/24	1.10%	NTD	100,000,000	綜合授信契約書
2019/11/27	MEGA	2019/05/31	1.10%	NTD	50,000,000
2019/12/01	MEGA	2019/06/04	1.10%	NTD	50,000,000

2019/12/10	MEGA	2019/06/13	1.10%	NTD	100,000,000
2020/02/11	FUBON	2016/08/11	1.80%	NTD	625,000,000	聯合授信合約書
2020/02/14	TACB	2019/02/14	1.20%	NTD	100,000,000	企業授信綜合額度 契約書
2021/08/11	FUBON	2016/08/11	1.80%	NTD	675,000,000	聯合授信合約書
2021/08/11	FUBON	2016/08/22	1.80%	NTD	1,200,000,000	聯合授信合約書

(ii)	lease agreement material to the operation of the Company

承租人/Lessee	出租人/Lessor	Location	Purpose
Lite-On Semiconductor Corp.	光寶科技股份有限 公司	光寶大樓4樓	敦南總部辦公室
Lite-On Semiconductor	光寶科技股份有限	光寶大樓一樓Show	敦南產品展示
Corp.	公司	room部分空間
Lite-On Semiconductor Corp.	柯賢琦、許偉莉	內湖里昂大樓十一樓	辦公室
Lite-On Semiconductor Corp.	余曉霞	基金二路1巷26號1-3 樓	外勞宿舍
Lite-On Semiconductor Corp.	林水源	基金二路1巷140號1- 3樓	外勞宿舍
Lite-On Semiconductor Corp	科學工業園區管理	科園段科園小段地號	新竹一廠土地
Hsinchu Branch	局	81

Lite-On Semiconductor Corp Hsinchu Branch	科學工業園區管理 局	科園段科園小段地號 81-1	新竹二廠土地
Lite-On Semiconductor Corp Hsinchu Branch	科學工業園區管理 局	科園段科園小段地號 80	新竹廠停車場土地
Lite-On Semiconductor Corp Hsinchu Branch	鑫藝建設房屋	新竹市金山七街75號 A3F-2	外籍員工宿舍
Lite-On Semiconductor Corp Hsinchu Branch	鑫藝建設房屋	新竹市金山七街75號 C4F-1	外籍員工宿舍
Lite-On Semiconductor Corp Hsinchu Branch	何進洲	新竹縣寶山鄉大崎村 16鄰雙園路一段2巷 18弄1衖11號4樓	台籍主管宿舍
Shangai Seefull Electronic Co., Ltd.	上海市國土資源局	上海市松江縣洞涇鎮 磚橋村松江90號地塊	上海廠土地
Shangai Seefull Electronic Co., Ltd.	深圳市匯豐資產管	深圳市南山區高新南	Powersemi深圳業務
	理有限公司	九道北科大廈1308單	辦公室
位
Shangai Seefull Electronic Co., Ltd.	力國企業發展(上	上海市吳寶路255號2	Powersemi上海業務
	海)有限公司	樓203、205室	辦公室
Shangai Seefull Electronic Co., Ltd.	鮑永友	上海市閔行區吳寶路 139弄16號401室	員工宿舍

Shangai Seefull Electronic Co., Ltd.	陸亞林、鍾士華	洞涇鎮海欣城小區3 號樓1002	員工宿舍
Shangai Seefull Electronic Co., Ltd.	鄧少剛	深圳市南山區深南大 道路與前海路交會處 星海名城五期3單元 9D	員工宿舍
Lite-On Semiconductor (WUXI) Co., Ltd.	無錫市國土資源局	江蘇省無錫市珠江路 45號	無錫科技廠土地
Lite-On Semiconductor (WUXI) Co., Ltd.	過煒強	無錫市新區天山路2 號銀河廣場2-3-602室	員工宿舍
Lite-On Semiconductor (WUXI) Co., Ltd.	張勤仙	無錫市新區天山路2 號銀河廣場2-7-501室	員工宿舍
Lite-On Semiconductor (WUXI) Co., Ltd.	楊芳	無錫市新區天山路2 號銀河廣場2-2-502室	員工宿舍
Lite-On Semiconductor (WUXI) Co., Ltd.	馬建春	無錫市新區天山路2 號銀河廣場2-3-601室	員工宿舍
lite-on microelectronics (WUXI) Co., Ltd	無錫市國土資源局	江蘇省無錫市出口加 工區J7J8地塊	無錫微電子廠土地
lite-on microelectronics (WUXI) Co., Ltd	嚴春美	銀河國際2-6-202室	員工宿舍

lite-on microelectronics (WUXI) Co., Ltd	閆靜靜	尚東雅園47-1502	員工宿舍
lite-on microelectronics	無錫市新發企業管	泰山路南側、錫士路	員工宿舍
(WUXI) Co., Ltd	理有限公司	西側、春豐路北側IC
公寓13-301
lite-on microelectronics	無錫市新發企業管	泰山路南側、錫士路	員工宿舍
(WUXI) Co., Ltd	理有限公司	西側、春豐路北側IC
公寓10-602
lite-on microelectronics (WUXI) Co., Ltd	彭莉莉	尚東雅園45-2401	員工宿舍
Dyna Image Corp. Philippines	Philippine Economic Zone Authority	Lot 1&2 Blk. 24 Phase 4 PEZA Ecozone Rosario Cavite 4106	菲律賓廠土地

投資標的

投資型式

投資幣別

投資原幣金額

目前狀態

WBG PowerSystems (Cayman) Co., Ltd.

Joint venture

USD

1,950,000

本公司透過子公司 -

Lite-on Semiconductor

(中文名稱：寬頻芯

(HK) Limited與騏俊物

科技(開曼)有限公

聯 ( 香港 ) 有限公司於

司)

2019 年 5 月中簽定 JV

Agreement，雙方合資

joint venture, joint development, partnership, consortium or similar Contract with any third Person that is material to the business of the Company

成 立 子 公 司 -WBG

PowerSystems (Cayman) Co., Ltd.，目

前 Cayman 公司已設 立，近期將注資，總投 資金額USD 3,000,000，

本公司佔65%。

(iv)Significant Customers

	Segment	Category
LITE-ON GROUP	Discrete、IC	End customer	跟end customer只會簽品質保 證合約等，並不會簽銷售合 約，而以PO代替
DELTA ELECTRONICS Group	Discrete	End customer	採購合約書
STMicroelectronics Pte Ltd.	Discrete	End customer	subcontract agreement
DIODES GROUP	Discrete	End customer	沒有簽訂正式合約，雙方是 以報價單及訂單視同合約方 式交易
Avent (Taiwan)	Discrete	Distributor	distribution agreement
ATM Electronics (聚興科 技)	Discrete、IC	Distributor	standard terms and conditions of sale
晟威股份有限公司	Discrete	Distributor	standard terms and conditions of sale
Sunrisetek co., Ltd. (晨昕 科技)	Discrete、IC	Distributor	standard terms and conditions of sale
Lumax International Corp. Ltd. (巨路國際)	Discrete、IC	Distributor	standard terms and conditions of sale
KENJET TECHNOLOGY CO., LTD	Discrete、IC	Distributor	以PO方式進行交易

(v)	Significant Suppliers

No.	Supplier	Purchased

1.	L&K Industries Phils.,Inc.	Sensor Board, Mono CIS	Subcontractor agreement
2.	Ningbo Gangbo Electronics Co.,	Lead Frame, Clip

20

	Ltd. (寧波港波電子有限公司)		所述原物料供應商均為
合格供應商，是依據
3.	Episil-Precision Inc. (嘉晶電子股份有限公司).	EPI, EPI Wafer
《採購及供應商管理作
業程序》進行作業，目
前主要依據 A.品質協
4.	Shanghai Simgui Technology Co.,Ltd	EPI
議書 B.供應商報價單
5.	Lite-On Japan (H.K.) LTD.,	ROD LENS, NSG FPC LED	C.PO 明確雙方的責任
要求及發生問題處理約
6.	Chang Chun (Changshu) Co., Ltd. (長春封塑料（常熟）有限公 司)	黑膠	定等，
因此與原物料供應商之
間沒有再簽訂採購合約
書。
7.	Jlin Magic Semiconductor Co.,Ltd.	Wafer
8.	Bondtron Electronics (邦壯電 子)	Lead Frame, Clip
9.	LRC Taiwan Co., Ltd	Power Semi外包廠 商, REEL	外購成品及加工服務合 約
10.	Siltronic Singapore Pte. Ltd.	Wafer	所述原物料供應商均為 合格供應商，是依據 《採購及供應商管理作 業程序》進行作業，目 前主要依據 A.品質協 議書 B.供應商報價單 C.PO 明確雙方的責任 要求及發生問題處理約 定等， 因此與原物料供應商之

間沒有再簽訂採購合約 書。

(vi)	nil

(vii)	nil

(viii)	nil

(ix)	(a)

依姓筆劃排序	合約
江協龍	X
李朝福	X
陳永峰	V
黃碧琴	X
黎世宏	X

	(b)	nil
	(c)	nil
(x)	nil
(xi)	nil
(xii)	nil
(xiii)	nil
(xiv)	nil

Section 4.15 – Tax Matters

項次 Item	發生事項 Issue	說明 Remark
1.	敦南無錫微電子因營業利潤較低，被無錫新區	自2015年迄今，敦南科技
	國稅局查核轉撥計價(Transfer Price)，查核期	大陸3家子公司皆未被大陸
	間為2010年至2013年，並於2015年8月底定案	國稅局查核轉撥計價。
	及結案=>被無錫新區國稅局追繳所得稅約	The three subsidiaries of Lite-On Semiconductor
	RMB1.6M。	Corp. have not been audited the Transfer Price by China
	Due to its low operating profit, Lite-on	Taxation Bureau since
	microelectronics (WUXI) Co., Ltd. was audited	September 2015 .
the Transfer Price by Wuxi New District Taxation
Bureau. The audit period was from 2010 to 2013.
Lite-on microelectronics (WUXI) Co., Ltd had
paid income tax approximately RMB1.6M to
Wuxi New District Tax bureau. This Transfer
Price issue was finalized and closed at the end of
August 2015.

Section 4.16(a) – Company Employee Plans

公司員工福利政策彙總

No	項目
1	教育訓練
2	勞工保險與健康保險
3	員工福利
4	婚喪賀儀補助
5	主管公務座車管理辦法
6	團體保險
7	健康檢查補助
8	職工福利委員會

Section 4.16(b)(ii) – Legal Proceedings Relating to Company Employee Plans

Nil

Section 4.16(d) – Compliance with Labor Laws

Nil

Section 4.17(a) –Intellectual Property Not Wholly-Owned by the Company Group

Nil

Section 4.17(c) – Legal Proceedings Relating to Intellectual Property

Nil

Section 4.17(d) – Violations of Employee Confidentiality Obligations

Nil

Section 4.17(e) – Company Registered Intellectual Property

權利人：敦南科技(股)公司

	案件名稱(中文)	國家	申請日期	專利權(起)	專利權(迄)
1	均勻光產生結構	大陸	2009/4/28	2009/4/28	2019/4/28
2	具數位訊號輸出之接觸式影 像感測裝置及其訊號輸出方 法	日本	2005/3/25	2005/3/25	2025/3/25
3	具抗雜訊干擾之光感測裝置	中華民國	2005/12/9	2007/11/1	2025/12/8
4	均勻光產生結構	中華民國	2009/3/20	2009/8/11	2019/3/19
5	數位接觸式影像感測器之裝 置與控制方法	中華民國	2004/3/24	2005/8/1	2024/3/23
6	具數位訊號輸出之接觸式影 像感測裝智及其訊號輸出方 法	美國	2005/8/3	2005/8/3	2025/12/8
7	過電壓保護裝置及其製造方 法	中華民國	2004/2/17	2006/1/1	2024/2/16
8	過電壓保護裝置及其製程	大陸	2004/3/8	2004/3/8	2024/3/8
9	過電壓保護裝置及其製程	美國	2004/4/30	2004/4/30	2024/4/30
10	閘流體元件及其製造方法	中華民國	2012/5/4	2015/3/1	2032/5/3

11	閘流體元件及其製造方法 (基隆)	大陸	2012/5/17	2012/5/17	2032/5/17
12	閘流體元件及其製造方法 (基隆)	美國	2012/10/19	2012/10/19	2032/10/22
13	橋式整流器以及其製造方法	中華民國	2013/4/15	2015/10/21	2033/4/14
14	橋式整流器以及其製造方法	大陸	2013/4/24	2013/4/24	2033/4/24
15	橋式整流器以及其製造方法	美國	2013/7/5	2013/7/5	2033/7/5
16	雙溝槽式的功率半導體元件 及其製造方法	中華民國	2014/8/20	2016/2/1	2034/8/19
17	二極體元件及其製造方法	中華民國	2015/11/20	2017/4/1	2035/11/19
18	功率二極體元件	中華民國	2016/3/14	2017/5/11	2036/3/13
19	超接面半導體元件	美國	2016/4/25	2016/4/25	2036/4/25

權利人：敦南微電子(無錫)有限公司

	题目	专利类型	备注（申请号）	授权公告日	有效期
1	一种监控点胶胶量的装置	实用新型	201520879427.3	2016-4-13	2025年
2	共用型两片式整流桥引线框架 结构	实用新型	201620493788.9	2016-12-7	2025年
3	高导热焊线封装桥式整流器	实用新型	201621266375.3	2017-6-13	2026年
4	高导热大功率桥式整流器结构	实用新型	201621265972.4	2017-5-31	2026年

5	用于自动高压测试仪的绝缘测 试轨道	实用新型	201020145213.0	2010-11-3	2019年
6	超薄微型桥堆整流器	实用新型	201220730177.3	2013-6-26	2021年
7	半导体器件去除残胶的平脚结 构	实用新型	201220572969.2	2013-5-29	2021年
8	超薄微型桥堆整流器	实用新型	201210575976.2	2016-4-13	2035年
9	一种带散热片的高功率桥式整 流器	实用新型	201820155449.9	2018/9/14	2027年
10	一种大功率薄型贴片式桥堆整 流器	实用新型	201820001499.1	2018/9/28	2027年
11	一种TO220双排式引线框架结构	实用新型	201820156256.5	2018/9/28	2027年
12	高导热大功率桥式整流器结构	发明专利	201611044545.8	发明专利 实质审查
13	一种大功率薄型贴片式桥堆整 流器	发明专利	201810001243.5	发明专利 实质审查

權利人：上海旭福電子有線公司

	题目	专利类型	备注（申请号）	授权公告日	有效期
1	芯片装填装置	实用新型	201020151356.2	2010-11-3	2019年
2	新型半导体导线跳线结构	实用新型	201020553865.8	2011-5-18	2019年

3	瞬变电压抑制二极管和肖特基 二极管组合的晶体管	实用新型	201120050564.8	2011-8-31	2020年
4	超薄贴装二极管SMD的平角封 装结构	实用新型	201120123059.1	2011-11-16	2020年
5	表面贴装元器件跳线的集合拼 板	实用新型	201320315382.8	2013-12-4	2022年
6	贴片元器件的导胶槽	实用新型	201320315652.5	2013-12-4	2022年
7	跳线与支架的凹凸互配结构	实用新型	201320402491.3	2014-4-2	2022年
8	增大晶体管晶粒触发极跳线焊 接面积的封装结构	实用新型	201420833300.3	2015-4-29	2024年
9	一种剔出芯片点测过程中不良 晶粒的装置	实用新型	201520153191.5	2015-7-15	2024年
10	自动焊接设备的切筋模具	实用新型	201720938093.1	2018-2-13	2027年
11	一种清洗半导体焊接炉内废焊 油的清理工具	实用新型	201820275559.9	授权审查中

權利人：敦南科技(無錫)有限公司

	题目	专利类型	备注（申请号）	授权公告日	有效期
1	一种玻璃钝化器件光刻机的自 动对位装置	实用新型	201420279753.6	2014-10-29	2024年

2	一种控制液体滴液量的装置	实用新型	201620116051.5	2016-8-31	2025年
3	一种采用电解工艺清除晶片表 面磷硅-硼硅玻璃氧化层的夹具	实用新型	201820317731.2	2018/9/14	2027年
4	一种新型的晶圆镀膜片光罩清 洗工艺	发明专利	201410818887.5	发明专利 实质审查
5	接触式影像传感器	实用新型	證書已發行
6	光源发光模组	实用新型
7	图像传感器	实用新型
8	注胶机	实用新型
9	光电探测器	发明
10	一种光源组件	发明
11	抽管式外壳	发明
12	一种含镍废水的处理系统	新型
13	一种紫外光源增益模组	新型
14	侧入式发光二级管照明增益模 组	新型
15	一种超微举增亮膜及光源增益 模组	发明	申請中
16	一种超薄型影像传感器模块	新型发明	申請中

17	同抽光照射型接触式影像传感 器模块	新型发明	申請中(已授權)

Section 4.17(f) – Orders Relating to Company Intellectual Property Rights

Nil

Section 4.17(g) – Material Violations of Company IP Licenses

Nil

Section 4.20(a) – Owned Real Property

Lite On Semiconductor Corp. and subsidiaries owned real property list.

Company	Location	Own	Address	Description
Lite-On Semiconductor Corp.	Kelung Taiwan	Land Building	基隆市大武崙	Manufacturing Factory
工業區武訓街
28-1號
Lite-On Semiconductor Corp.	Hsinchu Taiwan	Building	新竹市科學工	Manufacturing Factory
業園區工業東
七路7號一廠
Lite-On Semiconductor Corp.	Hsinchu Taiwan	Building	新竹市科學工	Investment Property
業園區工業東
七路7號二廠
Lite-On Semiconductor Corp.	Hsinchu Taiwan	Building	新竹市科學工 業園區工業東 七路7號	Parking Lot
Lite-On Semiconductor Corp.	Nankang Taiwan	Land Building	台北市南港區	Investment Property
三重路19-5號9
樓
Shanghai Seefull Electronic Co. Ltd	Shanghai China	Building	上海市松江區	Manufacturing Factory
洞涇鎮振業路6

號
Lite-On Semiconductor (WUXI) Co., Ltd.	Wuxi China	Building	江蘇省無錫市 珠江路45號	Manufacturing Factory
lite-on microelectronics (WUXI) Co.,Ltd	Wuxi China	Building	江蘇省無錫市 出口加工區J7J8 地塊	Manufacturing Factory
Dyna Image Corp. Philippines	Philippines	Building	Lot 1&2 Blk. 24 Phase 4 PEZA Ecozone Rosario Cavite 4106	Factory

Section 4.20(a)(A) – Marketable Title to Owned Real Property

Nil

Section 4.20(b) – Leased Real Property

Lite-On Semiconductor Corp. and subsidiaries leasing real property list.

承租人/Lessee	出租人/Lessor	Location	Purpose
Lite-On Semiconductor Corp.	光寶科技股份有限 公司	光寶大樓4樓	敦南總部辦公室
Lite-On Semiconductor	光寶科技股份有限	光寶大樓一樓Show	敦南產品展示
Corp.	公司	room部分空間
Lite-On Semiconductor Corp.	柯賢琦、許偉莉	內湖里昂大樓十一樓	辦公室
Lite-On Semiconductor Corp.	余曉霞	基金二路1巷26號1-3 樓	外勞宿舍
Lite-On Semiconductor Corp.	林水源	基金二路1巷140號1- 3樓	外勞宿舍
Lite-On Semiconductor Corp	科學工業園區管理	科園段科園小段地號	新竹一廠土地
Hsinchu Branch	局	81
Lite-On Semiconductor Corp	科學工業園區管理	科園段科園小段地號	新竹二廠土地
Hsinchu Branch	局	81-1
Lite-On Semiconductor Corp	科學工業園區管理	科園段科園小段地號	新竹廠停車場土地
Hsinchu Branch	局	80
Lite-On Semiconductor Corp Hsinchu Branch	鑫藝建設房屋	新竹市金山七街75號 A3F-2	外籍員工宿舍

Lite-On Semiconductor Corp Hsinchu Branch	鑫藝建設房屋	新竹市金山七街75號 C4F-1	外籍員工宿舍
Lite-On Semiconductor Corp Hsinchu Branch	何進洲	新竹縣寶山鄉大崎村 16鄰雙園路一段2巷 18弄1衖11號4樓	台籍主管宿舍
Shangai Seefull Electronic Co., Ltd.	上海市國土資源局	上海市松江縣洞涇鎮 磚橋村松江90號地塊	上海廠土地
Shangai Seefull Electronic Co., Ltd.	深圳市匯豐資產管	深圳市南山區高新南	Powersemi深圳業務
	理有限公司	九道北科大廈1308單	辦公室
位
Shangai Seefull Electronic Co., Ltd.	力國企業發展(上	上海市吳寶路255號2	Powersemi上海業務
	海)有限公司	樓203、205室	辦公室
Shangai Seefull Electronic Co., Ltd.	鮑永友	上海市閔行區吳寶路 139弄16號401室	員工宿舍
Shangai Seefull Electronic Co., Ltd.	陸亞林、鍾士華	洞涇鎮海欣城小區3 號樓1002	員工宿舍
Shangai Seefull Electronic Co., Ltd.	鄧少剛	深圳市南山區深南大 道路與前海路交會處 星海名城五期3單元 9D	員工宿舍

Lite-On Semiconductor (WUXI) Co., Ltd.	無錫市國土資源局	江蘇省無錫市珠江路 45號	無錫科技廠土地
Lite-On Semiconductor (WUXI) Co., Ltd.	過煒強	無錫市新區天山路2 號銀河廣場2-3-602室	員工宿舍
Lite-On Semiconductor (WUXI) Co., Ltd.	張勤仙	無錫市新區天山路2 號銀河廣場2-7-501室	員工宿舍
Lite-On Semiconductor (WUXI) Co., Ltd.	楊芳	無錫市新區天山路2 號銀河廣場2-2-502室	員工宿舍
Lite-On Semiconductor (WUXI) Co., Ltd.	馬建春	無錫市新區天山路2 號銀河廣場2-3-601室	員工宿舍
lite-on microelectronics (WUXI) Co., Ltd	無錫市國土資源局	江蘇省無錫市出口加 工區J7J8地塊	無錫微電子廠土地
lite-on microelectronics (WUXI) Co., Ltd	嚴春美	銀河國際2-6-202室	員工宿舍
lite-on microelectronics (WUXI) Co., Ltd	閆靜靜	尚東雅園47-1502	員工宿舍
lite-on microelectronics (WUXI) Co., Ltd	無錫市新發企業管 理有限公司	泰山路南側、錫士路 西側、春豐路北側IC 公寓13-301	員工宿舍
lite-on microelectronics	無錫市新發企業管	泰山路南側、錫士路	員工宿舍

(WUXI) Co., Ltd	理有限公司	西側、春豐路北側IC 公寓10-602
lite-on microelectronics (WUXI) Co., Ltd	彭莉莉	尚東雅園45-2401	員工宿舍
Dyna Image Corp. Philippines	Philippine Economic Zone Authority	Lot 1&2 Blk. 24 Phase 4 PEZA Ecozone Rosario Cavite 4106	菲律賓廠土地

Section 4.21(a) – Environmental Law Compliance

敦南科技(股)公司

項目	說明
nil

敦南微電子(無錫)有限公司

項目	說明
1	不符合VOCs總量控制的要求，需提升

上海旭福電子有線公司

項目	說明
1	廢水中的鎳含量問題及廢水的鎳含量在線監測
2	酸性廢氣、VOCs及廢水站的提標改造及危廢存放區的 整體改造
3	擴產環境影響評估
4	廢液排放管滲漏
5	安全生產雙重預防機制建立
6	甲類化學品倉庫未報驗及特氣房之安全規範

敦南科技(無錫)有限公司

項目	說明
1	廢水中的鎳含量問題
2	VOCs的提標改造(不符合VOCs總量控制的要求，需提 升)
3	廢水的二次沉澱改造
4	消防系統整體改造

Section 4.21(b) – Environmental Permits

敦南科技(股)公司基隆廠

項目	證照
1	工廠登記證
2	固定汙染源操作許可證
3	毒性化學物質核可文件

敦南科技(股)公司新竹分公司

項目	證照
1	科學工業園區管理局工廠登記核准函
2	固定汙染源操作許可證
3	毒性化學物質核可文件
4	水污染防治許可證

敦南微電子(無錫)有限公司

項目	證照	備註
1	營業執照_正本	2016/10/1五證合一後，營業執照取代組織機構代碼 證、稅務登記證、社會保險登記證和統計登記證
2	營業執照_副本
3	批准證書_正本
4	批准證書_副本
5	機構信用代碼證

6	開戶許可證
7	不動產權證書
8	自理報關單位注冊證書

權利人：上海旭福電子有線公司

項目	證照	備註
1	營業執照_正本	2016/10/1五證合一後，營業執照取代組織機構代碼 證、稅務登記證、社會保險登記證和統計登記證
2	營業執照_副本
3	批准證書_正本
4	批准證書_副本
5	機構信用代碼證
6	開戶許可證
7	報關單位注冊登記證
8	土地使用權證
9	上海市房地產權證

權利人：敦南科技(無錫)有限公司

項目	證照	備註
1	營業執照_正本	2016/10/1五證合一後，營業執照取代組織機構代碼 證、稅務登記證、社會保險登記證和統計登記證
2	營業執照_副本

3	批准證書_正本
4	批准證書_副本
5	機構信用代碼證
6	開戶許可證
7	不動產權證書
8	出口企業退稅登記證
9	報關單位備案登記證明書
10	自理報檢單位備案證明書
11	自理報關單位報關備案證 明書

Section 4.21(c) – Legal Proceedings Relating to Environmental Law

敦南科技(無錫)有限公司於2018年12月初發生工安事件造成人員傷亡(1死1輕傷)，相關 賠償責任及罰款業已處理完畢，惟依中華人民共和國安全生產法第90條之規定，發生 事故，對負有責任的單位除要求其依法承擔相應的賠償等責任外，依照下列規定處以 罰款：

(一)發生一般事故，處10萬元以上，20萬元以下罰款； (二)發生較大事故，處20萬元以上，50萬元以下罰款； (三)發生重大事故，處50萬元以上，200萬元以下罰款。

Note：公司業已針對此條法令估列可能罰款20萬入帳。

Section 4.22 – Insurance

Lite-On Semiconductor Corp. and subsidiaries Insurance summary

保險險種	保險內容	總保額	保費
D&O	承保過去及現在所有 董事經理人因不當行 為遭第三人求償而生 之賠償責任、律師費 用及相關合理必要費 用。	US$40,000,000	Year 2019 US$14,035
Commercial General Liability Insurance	承保因被保險人之業	US$30M每一事	Year 2019: US$24,057
(CGL商業綜合責任	務執行 (包括營運處	故; US$45M 年度
保險)	所、營業行為及提供	累積
的產品及服務) 導致意
外事故，造成第三人
體傷財損，而遭第三
人求償而生之法律賠
償責任及相關合理必
要抗辯費用。
Commercial Fire Insurance(商業火災	承保除保單列名不保	US$568,395,417	Year 2019: US$224,820
事項外，因其他各項

綜合保險)	危險事故(火災、閃電
雷擊、天災…等)之發
生，致保險標的物發
生之損失。
Stock Throughput Insurance Policy (全	承保原物料/成品/半成 品於運送途中及儲存	運送/儲存保額: US$5,000,000	Year 2019: US$28,349.39
球貨物流動保險)
期間，因發生自然事
故或意外災害，所導
致承保標的物的毀損
或滅失。

註：敦南所有保險皆是包含於光寶集團之保單內。

Section 4.23 – Significant Customers

Lite-On Semiconductor Corp. and subsidiaries Top 10 Customer

No.	Customer	Remark
1.	LITE-ON GROUP

Includes: 光寶貿易有限公司, LITE-ON JAPAN (H.K.) LTD., LITE-ON

OVERSEAS TRADING CO., LTD.,

LITE-ON SINGAPORE PTE LTD., LITE-

ON JAPAN LTD., 光寶科技(常州)有限

公司, LITE-ON JAPAN (THAILAND) CO., LTD, LITE-ON ELECTRONICS

(THAILAND) CO.,LTD., LITE-ON

SINGAPORE PTE LTD, LITE-ON TECHNOLOGY CORPORATION, 光寶

科技股份有限公司

2.	DELTA ELECTRONICS Group	Includes: DELTA ELECTRONICS INT'L (SINGAPORE) PTE. LTD. COMPANY, DELTA ELECTRONICS (THAILAND) PUBLIC COMPANY LIMITED, 台達電 子工業股份有限公司, DELTA ELECTRONICS INDIA PRIVATE LIMITED
3.	STMicroelectronics Pte Ltd.
4.	DIODES GROUP	Includes: DIODES HONG KONG LIMITED, 盧森堡商達爾國際股份有限 公司台灣分公司, 上海凱虹科技電子有 限公司, 上海凱虹電子有限公司, DIODES TECHNOLOGY(CHENG DU) COMPANY LIMITED, DIODES ZETEX SEMICONDUCTORS LTD, DIODES INCORPORATED
5.	Avent (Taiwan)
6.	ATM Electronics (聚興科技)
7.	晟威股份有限公司

8.	Sunrisetek co., Ltd. (晨昕科技)
9.	Lumax International Corp. Ltd. (巨路國 際)
10.	KENJET TECHNOLOGY CO., LTD

Section 4.24 – Significant Suppliers

Lite-On Semiconductor Corp. and subsidiaries Top 10 Suppliers

No.	Supplier	Purchased
1.	L&K Industries Phils.,Inc.	Sensor Board, Mono CIS
2.	Ningbo Gangbo Electronics Co., Ltd. (寧波港波電子有限公司)	Lead Frame, Clip
3.	Episil-Precision Inc. (嘉晶電子股份有限公司).	EPI, EPI Wafer
4.	Shanghai Simgui Technology Co.,Ltd	EPI
5.	Lite-On Japan (H.K.) LTD.,	ROD LENS, NSG FPC LED
6.	Chang Chun (Changshu) Co., Ltd. (長春封塑料（常熟）有限公 司)	黑膠
7.	Jlin Magic Semiconductor Co.,Ltd.	Wafer
8.	Bondtron Electronics (邦壯電 子)	Lead Frame, Clip
9.	LRC Taiwan Co., Ltd	Power Semi外包廠商, REEL
10.	Siltronic Singapore Pte. Ltd.	Wafer

1